ANNADALE HOUSING PARTNERS,
a California Limited Partnership

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP


Dated as of January 1, 1996



ANNADALE HOUSING PARTNERS,
a California Limited Partnership

TABLE OF CONTENTS

         Page

Preliminary Statement        1

ARTICLE I -- Defined Terms...................................        2

ARTICLE II --Name and Business...............................        16

2.1 -- Name; Continuation         16
2.2 -- Office and Resident Agent.......................         16
2.3 -- Purpose.........................................         16
2.4 -- Term and Dissolution............................         16

ARTICLE III -- Mortgage, Refinancing and Disposition of Property...       17

ARTICLE IV -- Partners; Capital...............................       17

4.1 -- Capital and Capital Accounts....................         17
4.2 -- General Partners................................         19
4.3 -- Investment Limited Partners, Special Limited
Partner and Original Limited Partners.........        19
4.4 -- Liability of the Limited Partners...............         20
4.5 -- Special Rights of the Investment Limited Partners.....        20
4.6 -- Meetings........................................         21

ARTICLE V -- Capital Contributions of the Special Limited Partner and
the Investment Limited Partners...................         21

5.1 -- Payments........................................         21
5.2 -- Return of Capital Contributions.................         25

ARTICLE VI -- Rights, Powers and Duties of General Partners........       26

6.1 -- Authorized Acts.................................         26
6.2 -- Restrictions on Authority.......................         27
6.3 -- Personal Services...............................         28
6.4 -- Business Management and Control; Tax Matters Partner.    28
6.5 -- Duties and Obligations..........................         28
6.6 -- Representations and Warranties..................         30
6.7 -- Liability on Financing .........................         33
6.8 -- Indemnification of the General
Partners.............................  33
6.9 -- Indemnification of Partnership, the Limited Partners,
the Managing General Partner and the Administrative
General Partner.        34
6.10 -- Operating Deficits..............................        35
6.11 -- Obligation to Complete Rehabilitation of Apartment
Complex......      35
6.12 --Certain Payments to the General Partners and Others..         37
6.13 -- Delegation of General Partner
Authority.................        38
6.14 -- Managing General Partner Purchase Option      39


         Page



ARTICLE VII -- Withdrawal of a General Partner; New General
Partners.          39

7.1 -- Withdrawal......................................         39
7.2 -- Obligation to Continue..........................         40
7.3 -- Withdrawal of All General Partners..............         40
7.4 -- Interest of General Partner After  Permitted Withdrawal. 40

ARTICLE VIII-- Transferability of Limited Partner Interests          41

8.1 -- Assignments.....................................         41
8.2 -- Substituted Limited Partner.....................         41
8.3 -- Restrictions....................................         41

ARTICLE IX -- Borrowings          42

ARTICLE X -- Profits, Losses, Tax Credits, Distributions
    and Capital Accounts..........................         42

10.1 -- Profits, Losses and Tax Credits.................        42
10.2 -- Cash Distributions Prior to Dissolution.........        44
10.3 -- Distributions Upon Dissolution..................        46
10.4 -- Special Provisions..............................        47
10.5 -- Authority of Administrative General Partner to Vary Allocations to Preserve and Protect Partners'
Intent......       50

ARTICLE XI -- Management Agent................................       50

ARTICLE XII -- Books and Records, Accounting, Tax Elections, Etc...       52

12.1 -- Books and Records...............................        52
12.2 -- Bank Accounts...................................        52
12.3 -- Auditors........................................        52
12.4 -- Cost Recovery and Elections.....................        53
12.5 -- Special Basis Adjustments.......................        53
12.6 -- Fiscal Year.....................................        53
12.7 -- Information to Partners.........................        53
12.8 -- Expenses of the Partnership.....................        55

ARTICLE XIII - General Provisions..............................      57

13.1 -- Restrictions by Reason of Section 708 of the Code.      57
13.2 -- Amendments to Certificate.......................        57
13.3 --Notices.........................................         58
13.4 -- Word Meanings...................................        58
13.5 -- Binding Effect..................................        58
13.6 -- Applicable Law..................................        58
13.7 -- Counterparts....................................        58
13.8 -- Financing Regulations...........................        58
13.9 -- Separability of Provisions......................        58
13.10 -- Paragraph Titles................................       58
13.11 -- Amendment Procedure.............................       59
13.12 -- Time of Admission...............................       59
         Page

Schedule A.....................................................      63

Exhibit A -- Legal Description.................................      65




ANNADALE HOUSING PARTNERS,
a California Limited Partnership

THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

Preliminary Statement

    ANNADALE HOUSING PARTNERS, a California Limited Partnership (the "Partnership") was formed as a California limited partnership pursuant to an Agreement of Limited Partnership of the Partnership dated as of December 1, 1988 (the "Original Agreement") by and among John P. Casper, Ronald D. Bettencourt, Jack Riley and Leon Indart as General Partners and John P. Casper, Ronald D. Bettencourt, Jack Riley and Leon Indart as Limited Partners (the "Original Limited Partners"). A Certificate of Limited Partnership of the Partnership with respect thereto (the "Original Certificate") was filed with the Filing Office on December 15, 1988. The Original Agreement was amended by an Amended and Restated Agreement of Limited Partnership of the Partnership dated as of February 1, 1989 (the "Amended and Restated Agreement") pursuant to which Jack Riley and Leon Indart, two of the Original Limited Partners, withdrew from the Partnership and American Affordable Housing III Limited Partnership, a Massachusetts limited partnership and Boston Capital Tax Credit Fund Limited Partnership, a Delaware limited partnership (specifically Series 2 thereof), were admitted to the Partnership as Investment Limited Partners in substitution for the aforementioned Original Limited Partners. The Amended and Restated Agreement was amended by a First Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 1, 1990 (the "First Amended Agreement") pursuant to which John P. Casper and Ronald D. Bettencourt, the two remaining Original Limited Partners, withdrew from the Partnership and Boston Capital Tax Credit Fund Limited Partnership, a Delaware limited partnership (specifically Series 5 thereof) was admitted to the Partnership as an additional Investment Limited Partner in substitution for the aforementioned remaining Original Limited Partners. The Amended and Restated Agreement, as amended by the First Amended Agreement, was amended and restated in its entirety pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 1, 1990 (the "Second Amended and Restated Agreement") pursuant to which among other things BCTC 89, Inc., a Delaware corporation was admitted to the Partnership as the special limited partner (the "Special Limited Partner"). The Second Amended and Restated Agreement was amended pursuant to a First Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January 1, 1991 (the "Amended Agreement"). The Second Amended and Restated Agreement, as amended by the Amended Agreement, was amended by a Second Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 21, 1993 (the "Second Amended Agreement") pursuant to which Annadale Housing Corporation, a Massachusetts corporation ("AHC") was admitted to the Partnership as an additional General Partner and appointed as the Managing General Partner of the Partnership. In connection therewith, the Original Certificate was amended pursuant to an Amendment to Certificate of Limited Partnership of the Partnership (the "Amended Certificate") which was filed with the Filing Office on October 12, 1993. The Second Amended and Restated Agreement, as amended by the Amended Agreement and the Second Amended Agreement, was amended pursuant to a Third Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of February 1, 1994 (the "Third Amended Agreement") in accordance with which AHC was redesignated as the Administrative General Partner of the Partnership and Civic Center Barrio Housing Corporation, a California non-profit public benefit corporation ("CCBHC") was admitted to the Partnership as the Managing General Partner. In connection therewith, the Original Certificate, as amended by the Amended Certificate, was further amended pursuant to an Amendment to Certificate of Limited Partnership of the Partnership (the "Second Amended Certificate") which was filed with the Filing Office on February 25, 1994. The Second Amended and Restated Agreement, as amended by the Amended Agreement, the Second Amended Agreement and the Third Amended Agreement, was amended pursuant to a Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 22, 1994 and effective as of December 31, 1993 (the "Fourth Amended Agreement") in accordance with which John P. Casper and Ronald D. Bettencourt withdrew from the Partnership as General Partners. In connection therewith, the Original Certificate, as amended by the Amended Certificate and the Second Amended Certificate, was further amended pursuant to an Amendment to Certificate of Limited Partnership of the Partnership (the "Third Amended Certificate") which was filed with the Filing Office on April 22, 1994. The Original Certificate, as amended by the Amended Certificate, the Second Amended Certificate and the Third Amended Certificate, was further amended pursuant to an Amendment of Certificate of Limited Partnership which was filed with the Filing Office on March 13, 1996 to reflect address changes for the Partnership and its registered agent. Certain capitalized terms used herein shall have the respective meanings specified in Article I.

    In consideration of mutual agreements set forth herein, it is agreed and certified, and the Second Amended and Restated Agreement, as amended by the Amended Agreement, the Second Amended Agreement, the Third Amended Agreement and the Fourth Amended Agreement, is hereby amended and restated in its entirety, as follows:


ARTICLE I

Defined Terms

    The defined terms used in this Agreement shall have the meanings specified below:

    Additional Limited Partner means any holder of an Interest designated as an Additional Limited Partner pursuant to Section 4.5(b) or Section 7.4.

    Adjusted Asset Value means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(1) the initial Adjusted Asset Value of any asset contributed (or deemed to be contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

(2) the Adjusted Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values in accordance with Treasury Regulation Section 1.704-1(b)(iv)(f) if the Partnership determines to make such adjustment in accordance with Treasury
Regulation Section 1.704-1(b)(2)(iv)(f); and

(3) if the Adjusted Asset Value of an asset has been determined pursuant to clause (1) or clause (2) such Adjusted Asset Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation, depletion and amortization shall be computed in accordance with Section 10.4(b)(v) and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

    Administrative General Partner means AHC and any Person who becomes an Administrative General Partner as provided herein, in its capacity as an administrative general partner of the Partnership.

    Affiliate means (A) as to an Investment Limited Partner, an Investment General Partner or Boston Capital, (i) such Person; (ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii);
(iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, such Person or of which such Person is an officer, director, partner or trustee, or with respect to which such Person serves in a similar capacity, (c) who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of such Person or of which such Person is directly or indirectly the owner of 10% or more of any class of equity securities, (d) who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any Person referred to in the foregoing clauses
(v)(a), (v)(b) or (v)(c) or (e) who, whatever his title, performs functions for such Person or any Affiliate of such Person similar to a Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a 5% or more equity interest in such Person, or any Person having the power to direct or cause the direction of such Person, whether through the ownership of voting securities, by contract or otherwise; and (B) as to any other named Person or Persons (i) such Person;
(ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who owns or controls 10% or more of the outstanding voting securities of such Person, (c) of which 10% or more of the outstanding voting securities is owned by such Person or any of the Persons referred to in the foregoing clauses (i) through (iii), (d) who is an officer, director, partner or trustee of such Person, or (e) for which such Person acts in the capacity of officer, director, partner or trustee. An Affiliate of an Investment Limited Partner or of an Investment General Partner does not include a Person who is a partner in a partnership or joint venture with such Investment Limited Partner or any other Affiliate of such Investment Limited Partner if such Person is not otherwise an Affiliate of such Investment Limited Partner or such Investment General Partner. For purposes of this definition, the term Affiliate shall not be deemed to include any law firm (or member or associate thereof) providing legal services to an Investment Limited Partner, an Investment General Partner or any Affiliate of either of them.

    Agency means, as applicable, the City, the CTCAC and/or any other governmental agency which may provide governmental assistance to the Apartment Complex.

    Aggregate Cost means the sum (i) of any Capital Contributions anticipated to be made by the Investment Limited Partners plus (ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complex, which proportionate amount is equal to the Investment Limited Partners' initial pro rata interest in the profits, losses, and tax credits of the Partnership. The amount of the "Aggregate Cost" determined upon payment of the last of the five Installments of the Capital Contribution of the Investment Limited Partners shall not thereafter be reduced.

    Agreement means this Third Amended and Restated Agreement of Limited Partnership, including Schedule A, as amended from time to time.

    AHC means Annadale Housing Corporation, a Massachusetts corporation.

    Amended Agreement has the meaning specified in the Preliminary
Statement.

    Amended Certificate has the meaning specified in the Preliminary
Statement.

    Amended and Restated Agreement has the meaning specified in the Preliminary Statement.

    Annual Partnership Management Fee has the meaning specified in
Section 6.12(d).

    Apartment Complex means the real property located in Fresno, Fresno County, California, as more fully described on Exhibit A hereto, together with
(i) all buildings and other improvements constructed or to be constructed thereon and (ii) all furnishings, equipment and personal property covered by any Mortgage.

    Applicable Federal Rate means the "applicable federal rate" as defined in Section 1274(d) of the Code.

    Auditors means Reznick, Fedder & Silverman of Bethesda, Maryland, or such other firm of independent certified public accountants as may be engaged by the Administrative General Partner with the consent of Boston Capital for the purposes of preparing the Partnership income tax returns, auditing the books and records of the Partnership and certifying financial reports of the Partnership.

    Bankruptcy Court means the United States Bankruptcy Court, Eastern District of California.

    BCCLP means Boston Capital Communications Limited Partnership, a Massachusetts limited partnership, and its successors and assigns.

    Boston Capital means Boston Capital Partners, Inc., a Massachusetts corporation.

    California Credit means the California low-income housing tax credit pursuant to Section 17058 of the California Revenue and Taxation Code.

    Capital Account shall have the meaning set forth in Section 4.1(b).

    Capital Contribution means the total value of cash or property contributed and agreed to be contributed to the Partnership by each Partner, as shown in Schedule A. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner for the Interest of such then Partner.

    Capital Transaction means any transaction the proceeds of which are not includable in determining Cash Flow including, without limitation, the sale or other disposition of all or substantially all of the assets of the Partnership.

    Cash Flow means the profits or losses of the Partnership from and after the Sixth Commencement Date subject to any applicable Agency or Lender requirements and to the following adjustments:

    (a) Cost recovery deductions of buildings, improvements and per-sonal property and amortization of any financing fees shall not be deducted;

    (b)  Mortgage amortization shall be deducted;

    (c) Mortgage interest, other than mortgage interest attributable to the Second Permanent Mortgage and the HoDAG Loan, which is included in determining profits and losses but which is not currently payable in cash shall be deducted when actually paid;

    (d)  Mortgage amortization payments on the Second Permanent
Mortgage and the HoDAG Loan shall not be deducted;

    (e)  Payments to reserves under Section 6.5(d) shall be deducted;

    (f) Any amounts paid for capital expenditures shall be deducted, unless paid from any replacement reserve or funded through insurance;

    (g)  The proceeds of any Construction Mortgage or Permanent
Mortgage refinancing, any sale, exchange, eminent domain taking, damage or destruction (whether insured or uninsured), or other disposition, of all or any part of the Apartment Complex (other than the proceeds of any business or rental interruption insurance) shall not be included;

    (h)  Any rent or interest subsidy payments shall be included;

    (i) The fees and reimbursements set forth in Sections 6.12 and any fee payable in connection with any transaction referred to in clause
(g) above shall not be deducted; and

    (j) Prior to Rehabilitation Completion Date, an amount equal to the amount, if any, of net rental income applied to complete the rehabilitation of the Apartment Complex pursuant to Section 6.11(a) shall be deducted.

    CCBHC means Civic Center Barrio Housing Corporation, a California non-profit public benefit corporation.

    CTCAC means the California Tax Credit Allocation Committee (formerly known as the Mortgage Bond and Tax Credit Allocation Committee).

    Certificate means the Original Certificate, as amended by the Amended Certificate, the Second Amended Certificate and the Third Amended Certificate, and as may be further amended from time to time (including any amendment thereto effected in connection with this Agreement).

    City means the City of Fresno, California, a municipal corporation.

    Class A Limited Partner means American Affordable Housing III Limited Partnership, a Massachusetts limited partnership, and any Person or Persons who replace it as a Substituted Limited Partner, but shall not include any Special Limited Partner.

    Class A Limited Partner's Actual Credit means with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Class A Limited Partner for such year. The Class A Limited Partner's Actual Credit shall be retroactively revised if the amount of Tax Credit properly allocable to the Class A Limited Partner is revised after audit.

    Class A Limited Partner's Credit Recovery Loan has the meaning given to it in Section 5.1(c)(i) hereof.

    Class A Limited Partner's Credit Shortfall has the meaning given to it in Section 5.1(c)(i) hereof.

    Class A Limited Partner's Projected Credit means for years prior to 1996 the amounts set forth in Second Amended and Restated Agreement and for years starting in 1996 means $106,762 per annum for each of the years 1996 through 1999 (inclusive), $87,887 for 2000 and $21,611 per annum for each of the years 2001 through 2005 (inclusive).

    Class A Limited Partner's Reduction Amount has the meaning given to it in Section 5.1(b)(i) hereof.

    Class B Limited Partner means Boston Capital Tax Credit Fund Limited Partnership, a Delaware limited partnership, specifically Series 2 thereof, and any Person or Persons who replace it as a Substituted Limited Partner, but shall not include any Special Limited Partner.

    Class B Limited Partner's Actual Credit means, with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Class B Limited Partner for such year. The Class B Limited Partner's Actual Credit shall be retroactively revised if the amount of Tax Credit properly allocable to the Class B Limited Partner is revised after audit.

    Class B Limited Partner's Credit Recovery Loan has the meaning given to it in Section 5.1(c)(ii) hereof.

    Class B Limited Partner's Credit Shortfall has the meaning given to it in Section 5.1(c)(ii) hereof.

    Class B Limited Partner's Projected Credit means for years prior to 1996 the amounts set forth in the Second Amended and Restated Agreement and for years starting in 1996 means $358,430 per annum for each of the years 1996 through 1999 (inclusive), $295,060 for 2000 and $72,554 per annum for each of the years 2001 through 2005 (inclusive).

    Class B Limited Partner's Reduction Amount has the meaning given to it in Section 5.1(b)(ii) hereof.

    Class C Limited Partner means Boston Capital Tax Credit Fund Limited Partnership, a Delaware limited partnership, specifically Series 5 thereof, and any Person or Persons who replace it as a Substituted Limited Partner, but shall not include any Special Limited Partner.

    Class C Limited Partner's Actual Credit means with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Class C Limited Partner for such year. The Class C Limited Partner's Actual Credit shall be retroactively revised if the amount of Tax Credit properly allocable to the Class C Limited Partner is revised after audit.

    Class C Limited Partner's Credit Recovery Loan has the meaning given to it in Section 5.1(c)(iii) hereof.

    Class C Limited Partner's Credit Shortfall has the meaning given to it in Section 5.1(c)(iii) hereof.

    Class C Limited Partner's Projected Credit means for years prior to 1996 the amounts set forth in the Second Amended and Restated Agreement and for years starting in 1996 means $199,487 per annum for each of the years 1996 through 1999 (inclusive), $164,218 for 2000 and $40,380 per annum for each of the years 2001 through 2005 (inclusive).

    Class C Limited Partner's Reduction Amount has the meaning given to it in Section 5.1(b)(iii) hereof.

    Class D Limited Partner means Boston Capital Tax Credit Fund III L.P., a Delaware limited partnership, specifically Series 17 thereof, and any Person or Persons who replace it as a Substituted Limited Partner, but shall not include any Special Limited Partner.

    Class D Limited Partner's Actual Credit means with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Class D Limited Partner for such year. The Class D Limited Partner's Actual Credit shall be retroactively revised if the amount of Tax Credit properly allocable to the Class D Limited Partner is revised after audit.

    Class D Limited Partner's Credit Recovery Loan has the meaning given to it in Section 5.1(c)(iv) hereof.

    Class D Limited Partner's Credit Shortfall has the meaning given to it in Section 5.1(c)(iv) hereof.

    Class D Limited Partner's Projected Credit means $249,635 per annum for each of the years 1996 through 1999 (inclusive), $205,500 for 2000 and $50,531 per annum for each of the years 2001 through 2005 (inclusive).

    Class D Limited Partner's Reduction Amount has the meaning given to it in Section 5.1(b)(iv) hereof.

    Class Contribution means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investment Limited Partners, the Special Limited Partner or any Additional Limited Partner).

    Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations (permanent or temporary) issued thereunder. References herein to any Code section shall include any successor provisions.

    Competitive Real Estate Commission means that real estate or brokerage commission paid for the purchase or sale of the Apartment Complex or other Partnership property which is reasonable, customary and competitive in light of the size, type and location of the Apartment Complex or other property.

    Completion Date means the date upon which the initial construction of the Apartment Complex was completed, as evidenced by the issuance by the inspecting architect and by each Agency, Lender and other governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all 222 apartment units in the Apartment Complex.

    Compliance Period means with respect to each building in the Apartment Complex, the period of fifteen (15) taxable years beginning with the first year of the Credit Period, as more particularly defined in Section 42(i) of the Code.

    Consent of the Investment Limited Partners means the prior written consent or approval of each Investment Limited Partner.

    Construction and Development Fee has the meaning given to it in
Section 6.12(a).

    Construction Lender means Midland Mortgage Investment Corporation of Clearwater, Florida, in its capacity as holder of the Construction Mortgage, or its successors or assigns in such capacity.

    Construction Management Fee has the meaning given to it in Section
6.12(e).

    Construction Mortgage means the financing for the construction of the Apartment Complex provided by the Construction Lender in a principal amount of up to $3,900,000.

    Coordination Fee has the meaning given to it in Section 6.12(h).

    Credit Period has the meaning given to it in Section 42(f)(1) of the Code for each building in the Apartment Complex.

    Credit Recovery Loan means the Class A Limited Partner's Credit Recovery Loan, the Class B Limited Partner's Credit Recovery Loan, the Class C Limited Partner's Credit Recovery Loan and the Class D Limited Partner's Credit Recovery Loan, each being a constructive interest-bearing advance of an Investment Limited Partner as more fully described in Section 5.1(c)(i)-(iv) hereof. Credit Recovery Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for the purposes of Section 6.2(a)(1). For purposes of Article X, the term Credit Recovery Loan shall not include any portion of such advance which shall have theretofore been paid to an Investment Limited Partner.

    Credit Shortfall means the Class A Limited Partner's Credit Shortfall, the Class B Limited Partner's Credit Shortfall, the Class C Limited Partner's Credit Shortfall and the Class D Limited Partner's Credit Shortfall, each as more fully described in Section 5.1(c)(i)-(iv).

    Disposition (including the forms Dispose and Disposing) means, as to a Limited Partner, the assignment, sale, transfer, exchange or other disposition of all or any part of its Interest.

    89-12 Requirements means the requirements set forth in Internal Revenue Procedure 89-12 which are prerequisites to the issuance, assuming that each General Partner is a corporation, by the Service of an advance ruling that the Partnership will be taxed as a partnership and not as an association taxable as a corporation for Federal income tax purposes.

    Economic Risk of Loss has the meaning set forth in Treasury Regulation
Section 1.752-2.

    Entity means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

    Event of Bankruptcy means with respect to any Person,

    (i) the entry of a decree or order for relief by a court having jurisdiction in respect of such Person in a case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of his property, or the issuance of an order for the winding-up or liquidation of his affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or

    (ii) the commencement by such Person of a proceeding seeking any decree, order or appointment referred to in clause (i), the consent by such Person to any such decree, order or the appointment, or taking of any action by such Person in furtherance of any of the foregoing.

    Federal Credit means the low-income housing tax credit pursuant to Sec-tion 42 of the Code.

    Fifth Admission Date means February 1, 1994 with respect to the Managing General Partner, or, if pursuant to the Uniform Act, the Managing General Partner shall not have been deemed admitted to the Partnership on said date, then the next date thereafter on which the Managing General Partner shall be deemed to have been admitted to the Partnership under the Uniform Act.

    Fifth Commencement Date means the first day of the month in which the Fifth Admission Date occurred.

    Filing Office means the Office of the Secretary of State of the State.

    First Admission Date means February 1, 1989 with respect to the Class A Limited Partner and the Class B Limited Partner, or, if pursuant to the Uniform Act, the Class A Limited Partner or the Class B Limited Partner shall not have been deemed admitted to the Partnership on said date, then the next date thereafter on which such Partners shall be deemed admitted to the Partnership under the Uniform Act.

    First Amended Agreement has the meaning specified in the Preliminary Statement.

    First Commencement Date means the first day of the month in which the First Admission Date occurs.

    First Loan Advance means the loan in the initial principal amount of $1,317,008 advanced to the Partnership by the Administrative General Partner pursuant to a Promissory Note from the Partnership dated August 19, 1994.

    First Permanent Mortgage means the permanent financing provided by the Permanent Lender for the Apartment Complex in the initial principal amount of $3,900,000, which loan is evidenced, inter alia, by a Note Secured by Deed of Trust dated February 1, 1991, as modified by a Modification of Note and Deed of Trust dated June 15, 1995 which reflects a reduction in the principal balance of the First Permanent Mortgage from $3,900,000 to $3,837,418.35, and a regulatory agreement.

    Fourth Admission Date means September 1, 1993 with respect to the Administrative General Partner, or, if pursuant to the Uniform Act, the Administrative General Partner shall not have been deemed admitted to the Partnership on such date, then the next date thereafter on which the Administrative General Partner shall be deemed admitted to the Partnership under the Uniform Act.

    Fourth Amended Agreement has the meaning specified in the Preliminary Statement.

    Fourth Commencement Date means the first day of the month in which the Fourth Admission Date occurs.

    General Partners means the Persons designated as a General Partner in Schedule A and any Persons who become General Partners as provided herein, in their capacities as general partners of the Partnership. At any and all times where there is only one General Partner, the term General Partners shall mean such sole General Partner.

    Hazardous Material shall have the collective meanings given to the terms "hazardous material", "hazardous substances" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and to the term "radioactive materials" in the context of the Atomic Energy Act, 28 U.S.C. Sec. 2344, and shall also include any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term Hazardous Material shall also include oil and any other substance known to be hazardous.

    HoDAG Loan means the financing provided by the City for the Apartment Complex in the initial amount of $2,996,720 to partially fund the development and construction thereof, which loan was funded from the proceeds of a Housing Development Grant from HUD to the City, and initially bore compounded interest at the Applicable Federal Rate and which has been increased to $4,833,871 and is now evidenced by a Restated Note Secured by a Third Deed of Trust dated June 15, 1995.

    HUD means the United States Department of Housing and Urban Development.

    Immediate Family means with respect to any Person, his spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

    Installment means an installment of the Investment Limited Partners' Capital Contributions paid or payable to the Partnership pursuant to
Section 5.1.

    Interest means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

    Invested Amount means (i) $1,065,305 with respect to the Class A Limited Partner, (ii) $3,577,660 with respect to the Class B Limited Partner, (iii) $1,988,241 with respect to the Class C Limited Partner, (iv) $1,738,767 [CONFIRM]with respect to the Class D Limited Partner and (v) as to any other Partner, an amount equal to its paid-in Capital Contribution.

    Investment General Partners means the general partners of any Investment Limited Partner, and any other Person who may become a successor or additional general partner of any Investment Limited Partner.

    Investment Limited Partners means the Class A Limited Partner, the Class B Limited Partner, the Class C Limited Partner and the Class D Limited Partner. At any and all times where there is only one Investment Limited Partner, the term "Investment Limited Partners" shall mean such sole Investment Limited Partner.

    Investment Partnership Agreement means the partnership agreement of an Investment Limited Partner, as amended from time to time.

    Lender means the Construction Lender, the Permanent Lender, and the City, each in its capacity as maker of a Mortgage loan, or its successors and assigns in such capacity.

    Limited Partners means the Investment Limited Partners, the Special Limited Partner and any Additional Limited Partner.

    Loan Advances means the First Loan Advance and the Second Loan Advance.

    Management Agent means the management and rental agent for the Apartment Complex.



    Management Agreement means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

    Management Fee means the Management Fee to which reference is made in
Article XI.A.

    Managing General Partner means CCBHC and any Person who becomes the Managing General Partner as provided herein in its capacity as the managing general partner of the Partnership.

    Minimum Set-Aside Test means the set aside test selected by the Partner-ship pursuant to Section 42(g) of the Code whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes equal to 60% or less of area median income, as adjusted for family size.

    Mortgage means the mortgage indebtedness of the Partnership to the Con-struction Lender, the Permanent Lender and/or the City; and where the context admits "Mortgage" shall mean and include the mortgage note evidencing such indebtedness, the mortgage or deed of trust and security agreement securing such indebtedness, the loan agreement and all other documentation related thereto which evidence and secure such indebtedness, including any Agency documentation related thereto.

    1989 Federal Credit means the 1989 allocation of Federal Credit received by the Partnership from CTCAC.

    1993 Federal Credit means the 1993 allocation of Federal Credit received by the Partnership from CTCAC.

    1993 State Designation means the date upon which the Partnership receives the allocation by the CTCAC, or any successor thereto, as the authorized agency of the State of a 1993 Federal Credit for the buildings constituting the Apartment Complex in an annual dollar amount of not less than $185,076, as evidenced by the execution by or on behalf of such agency of Forms 8609. For purposes of determining 1993 State Designation, each building in the Apartment Complex will be treated as having received an allocation of 1993 Federal Credit in an amount equal to the lesser of (i) the 1993 Federal Credit carryover allocation received by the Partnership from CTCAC as to such building or (ii) the amount of 1993 Federal Credit set forth on the Form 8609 as to such building.

    90% Occupancy Date means the first date after the Rehabilitation Completion Date in which not less than 90% of the 222 apartment units in the Apartment Complex shall have been leased to qualified tenants meeting the requirements of the Minimum Set-Aside Test under executed leases which have received any necessary Agency or Lender approval, at rentals meeting the requirements of the Rent Restriction Test.

    Operating Deficit Guarantee Fee has the meaning specified in
Section 6.12(g).

    Original Agreement has the meaning specified in the Preliminary
Statement.

    Original Certificate has the meaning specified in the Preliminary
Statement.

    Original Limited Partners has the meaning specified in the Preliminary Statement.

    Overhead Reimbursement has the meaning specified in Section 6.12(f).

    Partner means any General Partner or Limited Partner.

    Partnership means the limited partnership continued pursuant to this Agreement.

    Partner Non-Recourse Debt means any Partnership liability (a) that is considered non-recourse under Treasury Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which any Partner or Related Person bears the Economic Risk of Loss.

    Partner Non-Recourse Debt Minimum Gain means the amount of partner non-recourse debt minimum gain and the net increase or decrease in partner non-recourse debt minimum gain determined in a manner consistent with Treasury Regulation Sections 1.704-2(d), 1.704-2(g)(3) and 1.704-2(k).

    Partnership Minimum Gain means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation
Section 1.704-2(d) and (k).

    Partnership Non-Recourse Liability means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the Economic Risk of Loss.

    Permanent Lender means Savings Associations Mortgage Company, Inc. in its capacity as holder of the Permanent Mortgages, or its successors or assigns in such capacity.

    Permanent Mortgages means the First Permanent Mortgage and the Second Permanent Mortgage.

    Permanent Mortgage Commencement means the first date on which all of the following occurred: (a) the Completion Date; (b) the HoDAG Loan shall have closed; (c) the principal amount and maturity date of each of the First Permanent Mortgage and the HoDAG Loan were finally determined; and
(d) amortization of the First Permanent Mortgage commenced.

    Person means any individual or Entity.

    Plan means the First Amended Chapter 11 Plan of Reorganization of the Partnership dated May 4, 1995 (Case No. 94-12021-B-11) which was confirmed by the Bankruptcy Court pursuant to an order entered June 16, 1995.

    Plan Effective Date means June 16, 1995.

    Previous General Partners means the Resigning General Partners and the Withdrawn General Partners.

    Project Documents means and includes any and all documentation evidencing the Construction Mortgage, the Permanent Mortgages, and/or the HoDAG Loan, the Plan, the Management Agreement, all other instruments delivered to (or required by) any Lender or Agency or the Bankruptcy Court and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

    Prospectus means any of (i) the prospectus contained in the registration statement (File No. 33-14852-02) filed with the Securities and Exchange Commission on behalf of the Class A Limited Partner, (ii) the prospectus contained in the registration statement (File No. 33-22505) filed with the Securities and Exchange Commission on behalf of the Class B Limited Partner and the Class C Limited Partner or (iii) the prospectus contained in the registration statement (File No. 33-42999) filed with the Securities and Exchange Commission on behalf of the Class D Limited Partner, each for the registration of beneficial assignee certificates and/or limited partnership interests under the Securities Act of 1933, in the final form in which each such prospectus is filed with said Commission and as thereafter amended and/or supplemented from time to time pursuant to Rule 424 under said Act, or otherwise.

    Purchase Price means the price paid upon the sale of the Apartment Complex, including the assumption of any outstanding mortgage and the amount of acquisition fees and all liens and mortgages on the Apartment Complex but excluding points and prepaid interest.

    Qualified Income Offset Item means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made
(a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

    Rehabilitation Completion Date means the date upon which the Apartment Complex shall have been rehabilitated as evidenced by the issuance by the inspecting architect and by each Agency, Lender and other governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all 222 apartment units in the Apartment Complex.

    Rehabilitation Fee has the meaning given to it in Section 6.12(b).

    Related Person means a Person related to a Partner within the meaning of Treasury Regulation Section 1.752-4(b).

    Rent Restriction Test means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income units in the Apartment Complex may not exceed 30% of the qualifying income levels applicable to those units.

    Replacement Reserve has the meaning given to it in Section 6.5(d).

    Reporting Fee means the fee payable to Boston Capital or an Affiliate thereof pursuant to Section 6.12(c).

    Resigning General Partners means Jack Riley and Leon Indart.

    Sales Preparation Fee means the fee specified in Section 6.12(i).

    Schedule A means Schedule A to this Agreement, as amended from time to time.

    Second Admission Date means July 1, 1990 with respect to the Class C Limited Partner, or, if pursuant to the Uniform Act, the Class C Limited Partner was not deemed admitted to the Partnership on said date, then the next date thereafter on which the Class C Limited Partner was deemed to have been admitted to the Partnership under the Uniform Act.

    Second Amended Agreement has the meaning specified in the Preliminary Statement.

    Second Amended Certificate has the meaning specified in the Preliminary Statement.

    Second Amended and Restated Agreement has the meaning specified in the Preliminary Statement.

    Second Commencement Date means the first day of the month in which the Second Admission Date occurred.

    Second Loan Advance means the loan in the initial principal amount of $50,000 advanced to the Partnership by the Administrative General Partner pursuant to a Promissory Note from the Partnership dated February 24, 1995.

    Second Permanent Mortgage means the permanent financing provided by the Permanent Lender for the Apartment Complex in the initial principal amount of $815,704.99, which loan is evidenced, inter alia, by a Note Secured by Second Deed of Trust dated June 15, 1995.

    Service means the Internal Revenue Service.

    Site has the meaning given to it in the Federal Comprehensive
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

    Sixth Admission Date means January 1, 1996 with respect to the Class D Limited Partner, or, if pursuant to the Uniform Act, the Class D Limited Partner shall not have been deemed admitted to the Partnership on said date, then the next date thereafter on which the Class D Limited Partner shall be deemed admitted to the Partnership under the Uniform Act.

    Sixth Commencement Date means the first day of the month in which the Sixth Admission Date occurs.

    Special Limited Partner means BCTC 89, Inc., a Delaware corporation, and any Person who becomes a Special Limited Partner as provided herein, in its capacity as a special limited partner of the Partnership.

    Sponsor means any Person directly or indirectly instrumental in organizing, wholly or in part, any Investment Limited Partner or any Person who will manage or participate in the management of an Investment Limited Partner, and any Affiliate of any such Person, but does not include a Person whose only relation with an Investment Limited Partner is that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of interests in an Investment Limited Partner.

    State means the State of California.

    Subordinated Loan means any loan made by the Administrative General Partner to the Partnership pursuant to Section 6.10.

    Substituted Limited Partner means any Person who is admitted to the Partnership as Limited Partner under Section 8.2 or acquires the Interest of the Investment Limited Partner pursuant to Section 5.2.



    Tax Accountants means Reznick, Fedder & Silverman of Bethesda, Maryland or such other firms of independent certified public accountants as may be engaged by Boston Capital to review the Partnership income tax returns.

    Tax Credit means the California Credit and the Federal Credit.

    Tenant Advisory Board means the Apartment Complex's tenant advisory board and relevant subcommittees thereof as more fully described in Section 6.5(i).

    Tenant Review and Selection Committee means the Apartment Complex's tenant review and selection committee as more fully described in Section 6.5(i).

    Third Admission Date means September 1, 1990 with respect to the Special Limited Partner, or, if pursuant to the Uniform Act, the Special Limited Partner was not deemed admitted to the Partnership on said date, then the next date thereafter on which the Special Limited Partner was deemed admitted to the Partnership under the Uniform Act.

    Third Amended Agreement has the meaning specified in the Preliminary Statement.

    Third Amended Certificate has the meaning specified in the Preliminary Statement.

    Third Commencement Date means the first day of the month in which the Third Admission Date occurred.

    Third Loan Advance means the loan in the initial principal amount of $1,269,300 advanced to the Partnership by the Class D Limited Partner.

    Uniform Act means the California Revised Limited Partnership Act, as it may be amended or superseded from time to time.

    Vessel has the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

    Welfare Property Tax Exemption means the property tax exemption available to the Partnership in accordance with Section 214, 254.5 and 295.5 of the California Revenue and Taxation Code, as amended.

    Withdrawal (including the forms Withdraw, Withdrawing and Withdrawn) means, as to a General Partner, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution, liquidation, or voluntary or involuntary withdrawal or retirement from the Partnership for any reason, including whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal shall also means the sale, assignment, transfer or encumbrance by a General Partner of its interest as a General Partner. A General Partner which is a corporation or partnership shall be deemed to have sold, assigned, transferred or encumbered its interest as a General Partner in the event of any sale, assignment or other transfer (but specifically excluding any transfer occurring pursuant to the laws of descent and distribution) of a controlling interest in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. For purposes of this definition of Withdrawal, "controlling interest" shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

    Withdrawn General Partners means John P. Casper and Ronald D.
Bettencourt.

ARTICLE II

Name and Business

    2.1  Name; Continuation

    The name of the Partnership is ANNADALE HOUSING PARTNERS, a California Limited Partnership. The Partners agree to continue the Partnership which was formed pursuant to the provisions of the Uniform Act.

    2.2  Office and Resident Agent

    (a) The principal office of the Partnership is at c/o Boston Capital Properties, Inc., One Boston Place, Boston, Massachusetts 02108-4406, at which office there shall be maintained those records required by the Uniform Act to be kept by the Partnership. The Partnership shall maintain an office in California at c/o CT Corporation System, 818 West Seventh Street, Suite 1004, Los Angeles, California 90017. The Partnership may have such other or additional offices as the Administrative General Partner shall deem desirable. The Administrative General Partner may at any time change the location of the principal office and shall give due notice thereof to the Limited Partners.

    (b) The resident agent in the State for the Partnership for service of process is as follows:

    CT Corporation System
    818 West Seventh Street
    Suite 1004
    Los Angeles, California 90017

    2.3  Purpose

    The purpose of the Partnership is to acquire, hold, invest in, construct, develop, rehabilitate, improve, maintain, operate, lease and otherwise deal with the Apartment Complex. The Partnership shall operate the Apartment Complex in accordance with any applicable Agency regulations and Lender requirements. The Partnership shall not engage in any other business or activity.

    2.4  Term and Dissolution

    The Partnership shall continue in full force and effect until Decem-ber 31, 2048, except that the Partnership shall be dissolved and its assets liquidated prior to such date upon:

    (a) The sale or other disposition of all or substantially all of the assets of the Partnership;

    (b) A General Partner dying, being adjudicated bankrupt, insane or incompetent, (if a corporation or partnership) being dissolved or liquidated, or voluntarily or involuntarily withdrawing from the Partnership for any reason, including an inability to continue serving as a General Partner by law or pursuant to the terms of this Agreement, if (i) the remaining General Partner(s), if any, shall fail to continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership as provided in
Section 7.2 and (ii) the Investment Limited Partners shall fail to exercise the right provided in Section 7.3;

    (c) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investment Limited Partners and the approval (if required) of each Lender and (if required) each Agency;

    (d) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction; or

    (e) Any other event which causes the dissolution of the Partnership under the Uniform Act if the Partnership is not reconstituted pursuant to
Section 7.2 or Section 7.3.

    Upon dissolution of the Partnership, the General Partners (or for pur-poses of this paragraph, their trustees, receivers or successors) shall cause the cancellation of the Certificate, liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, if, during liquidation, the General Partners shall determine that an immediate sale of part or all of the Partnership's assets would be impermissible, impractical or cause undue loss to the Partners, the General Partners may defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy Partnership debts and obligations (except Subordinated Loans).


ARTICLE III

Mortgage, Refinancing and Disposition of Property

    A. The Previous General Partners and their Affiliates, jointly and severally, had been authorized to incur personal liability for the repayment of funds advanced by the Construction Lender (and interest thereon) pursuant to the Construction Mortgage. However, from and after Permanent Mortgage Commencement, neither any General Partner nor any Related Person shall at any time bear, nor shall the General Partners permit any other Partner or any Related Person to bear, the Economic Risk of Loss for the payment of any portion of any Mortgage.

    B. The Partnership may decrease, increase or refinance the Permanent Mortgages and/or the HoDAG Loan and may make any required transfer or con-veyance of Partnership assets for security or mortgage purposes, provided, however, any such decrease, increase or refinancing of the Permanent Mortgages and/or the HoDAG Loan may be made by the Administrative General Partner only with the Consent of the Investment Limited Partners unless such decrease, increase or refinancing is required by any Agency or Lender.

    C. The Partnership may sell, lease, exchange or otherwise transfer or convey all or substantially all the assets of the Partnership only with the Consent of the Investment Limited Partners. Notwithstanding the foregoing and except as set forth in Section 6.2(a)(6), no Consent of the Investment Limited Partners shall be required for the leasing of apartments to tenants in the normal course of operations or the leasing of all or substantially all the apartments to a public housing authority at rents satisfactory to each applicable Agency and Lender as expressed in writing.


ARTICLE IV

Partners; Capital

    4.1  Capital and Capital Accounts

    (a) The Capital Contribution of each Partner shall be as set forth on Schedule A. No interest shall be paid on any Capital Contribution. No Partner shall have the right to withdraw its Capital Contribution or to demand and receive property of the Partnership in return for its Capital
Contribution, except as may be specifically provided in this Agreement or required by law.

    (b) An individual Capital Account shall be established and maintained on behalf of each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. It is agreed by the Partners that as of the Sixth Admission Date the Capital Account of each Partner as adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) is hereby agreed to be as follows:

    Partner                                       Capital Account

    Administrative General Partner                    $0
    Managing General Partner                        10.00
    Class A Limited Partner                          550,311
    Class B Limited Partner                          1,848,647
    Class C Limited Partner                          1,027,635
    Class D Limited Partner                          1,269,300
    Special Limited Partner                          100.00


In accordance with Treasury Regulation Section 1.704-1(b), the Capital Account of each Partner shall be increased by (i) the amount of cash such Partner contributes to the Partnership after the Sixth Commencement Date plus (ii) the fair market value of any property such Partner contributes to the Partnership after the Sixth Commencement Date, net of any liabilities assumed by the Partnership or to which such property is then subject plus (iii) the amount of profits or income (including tax-exempt income) allocated to such Partner after the Sixth Commencement Date, less (iv) the amount of losses and deductions allocated to such Partner after the Sixth Commencement Date, less
(v) the amount of all cash distributed to such Partner after the Sixth Commencement Date, less (vi) the fair market value of any property distributed to such Partner after the Sixth Commencement Date, net of any liabilities assumed by such Partner or to which such property is then subject less
(vii) such Partner's share of any other expenditures after the Sixth Commencement Date, which are not deductible by the Partnership for Federal income tax purposes or which are not allowable as additions to the basis of Partnership property and shall be (viii) subject to such other adjustments as may be required under the Code. From and after the Sixth Commencement Date, the Capital Account of a Partner shall not be affected by any adjustments to basis made pursuant to Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Code.

    The original Capital Account established for any Substituted Partner (as hereinafter defined) shall be in the same amount as, and shall replace, the Capital Account of the Partner which such Substituted Partner succeeds, and, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substituted Partner succeeds. The term "Substituted Partner," as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to all or any part of the Interest of a Partner by assignment of all or any part of a Partner's Interest. To the extent a Substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such transferee Substituted Partner and his Capital Contribution shall be in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferee receives, and the Capital Account of the transferor Partner who retains a portion of his former Interest and his Capital Contribution shall continue, and not be replaced, in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferor Partner retains. Nothing in this Section 4.1(b) shall affect the limitations on transferability of Interests set forth in Article VII or
Article VIII.

    4.2  General Partners

    (a) AHC was admitted to the Partnership as the Managing General Partner on the Fourth Admission Date pursuant to the Second Amended Agreement and was redesignated as the Administrative General Partner pursuant to the Third Amended Agreement.

    (b) CCBHC was admitted to the Partnership as the Managing General Partner on the Fifth Admission Date pursuant to the Third Amended Agreement.

    (c) John P. Casper and Ronald D. Bettencourt (the "Withdrawn General Partners") withdrew as General Partners of the Partnership pursuant to the Fourth Amended Agreement.

    (d) Pursuant to the Plan, Jack Riley and Leon Indart (the "Resigning General Partners") resigned as General Partners of the Partnership effective as of the Plan Effective Date and said resignation is hereby reflected in the records of the Partnership and they hereby acknowledge that they no longer have any right, title or Interest in the Partnership as of the Plan Effective Date.

    (e) The Withdrawn General Partners have previously assigned their deemed Capital Contribution in the Partnership to the Administrative General Partner pursuant to the Fourth Amended Agreement, and the Resigning General Partners hereby assign their deemed Capital Contribution in the Partnership to the Administrative General Partner. The Capital Contribution of the Administrative General Partner set forth on Schedule A hereto includes the Capital Contribution assigned to it by the Withdrawn General Partners and the Resigning General Partners.

    (f) The name, address and Capital Contribution of each of the current General Partners is as set forth on Schedule A.

    (g) The Administrative General Partner shall be obligated to make additional Capital Contributions to the Partnership on January 1, 2007 in an amount equal to the amount of any then unpaid Rehabilitation Fee.

    4.3 Investment Limited Partners, Special Limited Partner and Original Limited Partners

    (a) Two of the Original Limited Partners, Jack Riley and Leon Indart, withdrew as Limited Partners of the Partnership pursuant to the Amended and Restated Agreement. The remaining two Original Limited Partners, John P. Casper and Ronald D. Bettencourt, withdrew as Limited Partners of the Partnership pursuant to the First Amended Agreement.

    (b) The Class A Limited and the Class B Limited Partners were admitted to the Partnership as Limited Partners on the First Admission Date pursuant to the Amended and Restated Agreement in substitution for the aforementioned Original Limited Partners who withdrew from the Partnership pursuant to said agreement. The Class C Limited Partner was admitted to the Partnership as an additional Limited Partner on the Second Admission Date pursuant to the First Amended Agreement in substitution for the aforementioned remaining Original Limited Partners who withdrew from the Partnership pursuant to said agreement. The Special Limited Partner was admitted to the Partnership on the Third Admission Date pursuant to the Second Amended and Restated Agreement. The Class D Limited Partner is hereby admitted as an Investment Limited Partner of the Partnership as of the Sixth Admission Date and agrees to be bound by the terms and provisions of the Project Documents and this Agreement. The names and addresses of the Limited Partners are as set forth on Schedule A. The Capital Contributions of the Limited Partners are described in Section 5.1.

         (c) The General Partners shall have no authority to admit additional Limited Partners without the Consent of the Investment Limited Partners.

    4.4  Liability of the Limited Partners

    None of the Investment Limited Partners, the Special Limited Partner nor any Person who becomes an Additional Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership and shall only be liable to pay their respective Capital Contributions as and when the same are due hereunder and under the Uniform Act.

    4.5  Special Rights of the Investment Limited Partners

    (a) Notwithstanding any other provision herein, to the extent the law of the State is not inconsistent, each Investment Limited Partner shall have the right, subject to the prior written consent of each Agency and Lender (if such consent is required) to:

    (i)  amend this Agreement in any particular;

    (ii) dissolve the Partnership;

    (iii)     remove any General Partner and elect a new General Partner;

    (iv) continue the business of the Partnership with a substitute General Partner; and

    (v) approve or disapprove the sale of all or substantially all of the assets of the Partnership.

    (b) Upon the removal of a General Partner, (i) the Special Limited Partner shall automatically become a General Partner without any further action by any Partner, (ii) the economic Interest of the removed General Partner shall automatically be converted to an equal economic Interest as an Additional Limited Partner, (iii) the economic Interest of the Special Limited Partner as the Special Limited Partner shall continue unaffected by the new status of the Special Limited Partner as a General Partner, and (iv) the new General Partner shall automatically be delegated all of the powers and duties of the General Partners pursuant to Section 6.13. The Special Limited Partner, the Investment Limited Partners or any successor General Partner proposed by the Investment Limited Partners shall acquire the Additional Limited Partner Interest of any removed General Partner upon payment of the agreed or then present fair market value of such Interest. Any dispute as to such value shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor General Partner and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment to the removed General Partner shall be fair; and must protect the solvency and liquidity of the Partnership. The method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than five (5) years with equal installments each year. In addition, upon removal, the Partnership must promptly pay to the removed General Partner all amounts then accrued and owing to the removed General Partner. The Partnership may offset against any payments to a General Partner so removed any damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General Partner so removed will not be liable as a general partner for any obligations of the Partnership after the effective date of its removal.

    4.6  Meetings

    The General Partners or Limited Partners holding more than 10% of the then outstanding Limited Partner Interests may call meetings of the Partnership for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any Limited Partner or his representative at his cost. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose(s) of such meeting to be held on a date not less then fifteen (15) nor more than sixty (60) days after receipt of said request, at a time convenient to the Limited Partners. All meetings shall be held at the principal office of the Partnership.


ARTICLE V

Capital Contributions of the Special
Limited Partner and the Investment Limited Partners

    5.1  Payments

    (a) The Special Limited Partner's Capital Contribution of $100 was paid in full in cash on the Third Admission Date. The Investment Limited Partners' Capital Contributions have been and/or shall be paid in cash installments (the "Installments"), as follows:

    (1) $369,659 by the Class A Limited Partner and $1,241,441 by the Class B Limited Partner for a total first installment of $1,611,100 (the "First Installment") was paid on or about March 1, 1989;

    (2) $400,000 by the Class C Limited Partner for a total second installment of $400,000 (the "Second Installment") was paid on October 12, 1990;

    (3)  $78,225 by the Class A Limited Partner, $262,788 by the
Class B Limited Partner and $652,409 by the Class C Limited Partner for a total third installment of $993,422 (the "Third Installment') was paid on January 19, 1991;

    (4)  $69,177 by the Class A Limited Partner, $232,313 by the
Class B Limited Partner and $109,401 by the Class C Limited Partner for a total fourth installment of $410,891 (the "Fourth Installment") was paid on October 6, 1992; and

    (5)  $1,269,300, constituting the amount of the Third Loan
Advance, was converted to equity and was deemed paid by the Class D Limited Partner for a total fifth installment of $1,269,300 (the "Fifth Installment") on January 1, 1996.

    (b)(i) If with respect to any year all or a portion of which occurs during the 60-month period commencing on the later of (i) January 1, 1996 or
(ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code (a "Reduction Year") the Class A Limited Partner's Actual Credit is or was less than 85% of the Class A Limited Partner's Projected Credit, then the Capital Contribution of the Class A Limited Partner shall be reduced by the Class A Limited Partner's Reduction Amount. The Class A Limited Partner's Reduction Amount shall be equal to the sum of (A) the excess of the Class A Limited Partner's Projected Credit for such year over the Class A Limited Partner's Actual Credit for such year multiplied by a fraction the numerator of which is the total Capital Contribution of the Class A Limited Partner and the denominator of which is the total aggregate amount of the Class A Limited Partner's Projected Credit plus (B) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Class A Limited Partner as a result of such shortfall, assuming that each limited partner and/or holder of beneficial assignee certificates in the Class A Limited Partner used all of the Tax Credits allocated to him in the year of allocation. The Auditors shall make their determination of the amount of the Class A Limited Partner's Actual Credit with respect to each Reduction Year within 30 days following the end of such year. The Capital Contribution of the Class A Limited Partner may be reduced for each Reduction Year. Any reduction in the Capital Contribution of the Class A Limited Partner shall be paid in its entirety by the Administrative General Partner to the Class A Limited Partner promptly after demand is made therefore, as a payment of damages for breach of warranty.

    (b)(ii) If with respect to any year all or a portion of which occurs during the 60-month period commencing on the later of (i) January 1, 1996 or
(ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code (a "Reduction Year") the Class B Limited Partner's Actual Credit is or was less than 85% of the Class B Limited Partner's Projected Credit, then the Capital Contribution of the Class B Limited Partner shall be reduced by the Class B Limited Partner's Reduction Amount. The Class B Limited Partner's Reduction Amount shall be equal to the sum of (A) the excess of the Class B Limited Partner's Projected Credit for such year over the Class B Limited Partner's Actual Credit for such year multiplied by a fraction the numerator of which is the total Capital Contribution of the Class B Limited Partner and the denominator of which is the total aggregate amount of the Class B Limited Partner's Projected Credit plus (B) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Class B Limited Partner as a result of such shortfall, assuming that each limited partner and/or holder of beneficial assignee certificates in the Class B Limited Partner used all of the Tax Credits allocated to him in the year of allocation. The Auditors shall make their determination of the amount of the Class B Limited Partner's Actual Credit with respect to each Reduction Year within 30 days following the end of such year. The Capital Contribution of the Class B Limited Partner may be reduced for each Reduction Year. Any reduction in the Capital Contribution of the Class B Limited Partner shall be paid in its entirety by the Administrative General Partner to the Class B Limited Partner promptly after demand is made therefore, as a payment of damages for breach of warranty.

    (b)(iii) If with respect to any year all or a portion of which occurs during the 60-month period commencing on the later of (i) January 1, 1996 or
(ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code (a "Reduction Year") the Class C Limited Partner's Actual Credit is or was less than 85% of the Class C Limited Partner's Projected Credit, then the Capital Contribution of the Class C Limited Partner shall be reduced by the Class C Limited Partner's Reduction Amount. The Class C Limited Partner's Reduction Amount shall be equal to the sum of (A) the excess of the Class C Limited Partner's Projected Credit for such year over the Class C Limited Partner's Actual Credit for such year multiplied by a fraction the numerator of which is the total Capital Contribution of the Class C Limited Partner and the denominator of which is the total aggregate amount of the Class C Limited Partner's Projected Credit plus (B) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Class C Limited Partner as a result of such shortfall, assuming that each limited partner and/or holder of beneficial assignee certificates in the Class C Limited Partner used all of the Tax Credits allocated to him in the year of allocation. The Auditors shall make their determination of the amount of the Class C Limited Partner's Actual Credit with respect to each Reduction Year within 30 days following the end of such year. The Capital Contribution of the Class C Limited Partner may be reduced for each Reduction Year. Any reduction in the Capital Contribution of the Class C Limited Partner shall be paid in its entirety by the Administrative General Partner to the Class C Limited Partner promptly after demand is made therefore, as a payment of damages for breach of warranty.

    (b)(iv) If with respect to any year all or a portion of which occurs during the 60-month period commencing on the later of (i) January 1, 1996 or
(ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code (a "Reduction Year") the Class D Limited Partner's Actual Credit is or was less than 85% of the Class D Limited Partner's Projected Credit, then the Capital Contribution of the Class D Limited Partner shall be reduced by the Class D Limited Partner's Reduction Amount. The Class D Limited Partner's Reduction Amount shall be equal to the sum of (A) the excess of the Class D Limited Partner's Projected Credit for such year over the Class D Limited Partner's Actual Credit for such year multiplied by a fraction the numerator of which is the total Capital Contribution of the Class D Limited Partner and the denominator of which is the total aggregate amount of the Class D Limited Partner's Projected Credit plus (B) the amount of any recapture, interest or penalty payable by the limited partners and/or the holders of beneficial assignee certificates of the Class D Limited Partner as a result of such shortfall, assuming that each limited partner and/or holder of beneficial assignee certificates in the Class D Limited Partner used all of the Tax Credits allocated to him in the year of allocation. The Auditors shall make their determination of the amount of the Class D Limited Partner's Actual Credit with respect to each Reduction Year within 30 days following the end of such year. The Capital Contribution of the Class D Limited Partner may be reduced for each Reduction Year. Any reduction in the Capital Contribution of the Class D Limited Partner shall be paid in its entirety by the Administrative General Partner to the Class D Limited Partner promptly after demand is made therefore, as a payment of damages for breach of warranty.

    (c)(i) In the event that, for any reason, at any time after the end of the year during which the 60-month anniversary of the later of (i) January 1, 1996 or (ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code, the amount of the Class A Limited Partner's Actual Credit shall be less than 85% of the Class A Limited Partner's Projected Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a "Class A Limited Partner's Credit Shortfall"), the Class A Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Class A Limited Partner's Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the product of 1.1 times the Class A Limited Partner's Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners of the Class A Limited Partner (assuming the pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Class A Limited Partner's Credit Shortfall for such year. The Class A Limited Partner's Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this Section 5.1(c)(i) at 9% per annum. The Class A Limited Partner's Credit Recovery Loans shall be repayable by the Partnership as provided in Section 10.2(b), Clause Third.

    (c)(ii) In the event that, for any reason, at any time after the end of the year during which the 60-month anniversary of the later of (i) January 1, 1996 or (ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code, the amount of the Class B Limited Partner's Actual Credit shall be less than 85% of the Class B Limited Partner's Projected Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a "Class B Limited Partner's Credit Shortfall"), the Class B Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Class B Limited Partner's Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the product of 1.1 times the Class B Limited Partner's Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners of the Class B Limited Partner (assuming the pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Class B Limited Partner's Credit Shortfall for such year. The Class B Limited Partner's Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this
Section 5.1(c)(ii) at 9% per annum. The Class B Limited Partner's Credit Recovery Loans shall be repayable by the Partnership as provided in
Section 10.2(b), Clause Third.

    (c)(iii) In the event that, for any reason, at any time after the end of the year during which the 60-month anniversary of the later of (i) January 1, 1996 or (ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code, the amount of the Class C Limited Partner's Actual Credit shall be less than 85% of the Class C Limited Partner's Projected Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a "Class C Limited Partner's Credit Shortfall"), the Class C Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Class C Limited Partner's Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the product of 1.1 times the Class C Limited Partner's Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners of the Class C Limited Partner (assuming the pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Class C Limited Partner's Credit Shortfall for such year. The Class C Limited Partner's Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this
Section 5.1(c)(iii) at 9% per annum. The Class C Limited Partner's Credit Recovery Loans shall be repayable by the Partnership as provided in
Section 10.2(b), Clause Third.

    (c)(iv) In the event that, for any reason, at any time after the end of the year during which the 60-month anniversary of the later of (i) January 1, 1996 or (ii) the date on which the first building in the Apartment Complex was placed in service for purposes of Section 42 of the Code, the amount of the Class D Limited Partner's Actual Credit shall be less than 85% of the Class D Limited Partner's Projected Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a "Class D Limited Partner's Credit Shortfall"), the Class D Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Class D Limited Partner's Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the product of 1.1 times the Class D Limited Partner's Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners of the Class D Limited Partner (assuming the pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Class D Limited Partner's Credit Shortfall for such year. The Class D Limited Partner's Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this
Section 5.1(c)(iv) at 9% per annum. The Class D Limited Partner's Credit Recovery Loans shall be repayable by the Partnership as provided in
Section 10.2(b), Clause Third.

    5.2  Return of Capital Contributions

    (a) Failure to Complete and Loss of the Tax Credit. If (i) 1993 State Designation has not occurred by April 30, 1996 (or any later date fixed by the Administrative General Partner with the Consent of the Investment Limited Partners), (ii) the Partnership fails to meet the Minimum Set-Aside Test or the Rent Restriction Test within 12 months of the date upon which the final building in the Apartment Complex was originally placed in service and/or fails to continue to meet either such Test at any time thereafter during the 60-month period commencing on such date, or (iii) at any time it shall be determined by the Service or by the Tax Accountants that as of December 31, 1989 the Partnership had not incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1991, then the Administrative General Partner shall, within 15 days of the occurrence thereof, send to the Investment Limited Partners and the Special Limited Partner notice of such event and of its obligation to repurchase the Interests of each Investment Limited Partner and the Special Limited Partner by paying to each Investment Limited Partner and the Special Limited Partner an amount equal to each such Partner's Invested Amount in the event that any Investment Limited Partner and/or the Special Limited Partner so requires. In addition to the foregoing, if (i) all 222 apartment units in the Apartment Complex have not been rehabilitated and ready for occupancy by August 31, 1995 (or any later date fixed by the Administrative General Partner with the written consent of the Class D Limited Partner), (ii) the Apartment Complex has not achieved the 90% Occupancy Level by March 31, 1996 (or any later date fixed by the Administrative General Partner with the written consent of the Class D Limited Partner) or (iii) at any time it shall be determined by the Service or by the Tax Accountants that as of December 31, 1993 the Partnership had not incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1995, then the Administrative General Partner shall, within 15 days of the occurrence thereof, send to the Class D Limited Partner notice of such event and of its obligation to repurchase the Interest of the Class D Limited Partner by paying to the Class D Limited Partner an amount equal to its Invested Amount in the event that the Class D Limited Partner so requires. If any Investment Limited Partner and/or the Special Limited Partner elects to require a repurchase of its Interest and a return of its Invested Amount pursuant to this Section 5.1(a), it shall send notice thereof to the Partnership within 30 days after the mailing date of the Administrative General Partner's notice (or at any time after the occurrence of any of the foregoing if the Administrative General Partner shall not have sent such a notice thereof), and the Administrative General Partner shall within 30 days thereafter repurchase the Interest of such Partner by paying to such Partner an amount equal to its Invested Amount.

    (b) Lender or Agency Disapproval. If any Lender or Agency shall disapprove, or fail to give any required approval of the Class D Limited Partner as a Limited Partner hereunder within 180 days of its admission to the Partnership, then the Class D Limited Partner shall, effective as of such time or such later time as may be specified by its Investment General Partner (or such other time as may be specified by the Lender or Agency in its disapproval), at the option of the Partner being disapproved or not approved (if not directed by a Lender or Agency to withdraw) cease to be a Limited Partner. The Administrative General Partner shall, within 10 days of the effective date of the termination, pay to the Partner being disapproved or not approved an amount equal to its Invested Amount.

    (c) Substitution and Indemnification. Upon receipt by an Investment Limited Partner or the Special Limited Partner of an amount equal to its Invested Amount pursuant to either Section 5.2(a) or 5.2(b), the Interest of such Partner shall terminate, and the Administrative General Partner shall indemnify and hold harmless such Partner from any losses, damages, and liabilities to which such Partner (as a result of its participation hereunder) may be subject.

    (d) Waiver of Repurchase Right. Each of the Special Limited Partner and the Investment Limited Partners shall have the right to irrevocably waive its right to have its Interest repurchased pursuant to any clause or clauses of Section 5.2(a), or any portion thereof, at any time during which any of such rights shall be in effect. Such a waiver shall be exercised by delivery to the Administrative General Partner of a written notice stating that the rights being waived pursuant to such specified clause or clauses of Section 5.2(a), or any specified portion thereof, are thereby waived from that date forward.


ARTICLE VI

Rights, Powers and Duties of General Partners

    6.1  Authorized Acts

    Subject to Section 6.2, Section 6.3 and Section 6.5(h) and all other provisions of this Agreement, the Administrative General Partner for, in the name and on behalf of the Partnership is hereby authorized to do the following in furtherance of the purposes of the Partnership:

    (1) To acquire by purchase, lease, exchange or otherwise any real or personal property;

    (2) To construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

    (3) To borrow money and issue evidences of indebtedness and to secure the same by mortgage, pledge or other lien on the Apartment Complex or any other assets of the Partnership;

    (4) To execute the Mortgages, the other Project Documents and all such other documents as the General Partners deem necessary or appropriate in connection with the acquisition, development, rehabilitation and financing of the Apartment Complex;

    (5) To prepay in whole or in part, refinance or modify the Mortgages or any other financing affecting the Apartment Complex;

    (6) To employ the Management Agent (which may be an Affiliate of a General Partner) and to pay reasonable compensation for its services subject to the rights of the Managing General Partner set forth in
Article XI;

    (7) To execute contracts with any Agency, the State or any subdivision or agency thereof or any other government agency to make apartments or tenants in the Apartment Complex eligible for public-subsidy programs;

    (8) To execute leases of some or all of the apartment units of the Apartment Complex to a public housing authority and/or to a non-profit corporation, cooperative or other non-profit Entity;

    (9) To enter into any kind of activity and to perform and carry out contracts of any kind which may be lawfully carried on or performed by a partnership and to file all certificates and documents which may be required under the laws of the State; and

    (10) To approve within thirty (30) days of receipt all operating and capital improvement budgets prepared by the Management Agent under the supervision of the Managing General Partner which approval will not be unreasonably withheld.

    6.2  Restrictions on Authority

    (a) Notwithstanding any other Section of this Agreement, the General Partners shall have no authority to perform any act in violation of applicable law, Agency or other government regulations, requirements of any Lender, or the Project Documents. In the event of any conflict between the terms of this Agreement and any applicable Agency or other government regulations or requirements of any Lender, the terms of such regulations or requirements shall govern. Neither shall the General Partners have any authority to do any of the following acts without the Consent of the Investment Limited Partners:

    (1) To borrow in excess of $50,000 in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans or Credit Recovery Loans;

    (2) To borrow from the Partnership or commingle Partnership funds with funds of any other Person;

    (3) Following the Rehabilitation Completion Date, to construct any new or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

    (4)  To acquire any real property in addition to the Apartment
Complex;

    (5) Following Permanent Mortgage Commencement, to refinance the Permanent Mortgages or the HoDAG Loan;

    (6) To rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Minimum Set-Aside Test or the Rent Restriction Test;

    (7) To sell, exchange or otherwise convey or transfer the Apartment Complex or substantially all the assets of the Partnership;

    (8)  To terminate any agreement with an Agency; or

    (9) To do any act required to be approved or ratified by all limited partners under the Uniform Act.

    (b) Neither any Investment General Partner nor any Affiliate thereof shall be given an exclusive right to sell, or exclusive employment to sell, the Apartment Complex.

    6.3  Personal Services

    No General Partner or Affiliate thereof shall receive any salary or other compensation except as may be provided in Section 6.12 and Article XI or for construction, rehabilitation and/or related services performed by such General Partner or Affiliate in accordance with a reasonable and competitive fee arrangement. Any Partner may engage independently or with others in other business ventures of every nature and description including the ownership, operation, management, syndication and development of competing real estate; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom.

    6.4  Business Management and Control; Tax Matters Partner

    Subject to the provisions of this Agreement, the General Partners shall have the exclusive right to control the business of the Partnership. The Investment Limited Partners shall have no right to take part in the management or control of the business of the Partnership or to transact any business in the name of the Partnership. No provision of this Agreement which makes the Consent of the Investment Limited Partners a condition for the effectiveness of an action taken by the General Partners is intended, and no such provision shall be construed, to give any Investment Limited Partner any participation in the control of the Partnership business. Each of the Special Limited Partner and the Investment Limited Partners hereby consents to the exercise by the General Partners of the powers conferred on them by law and this Agreement, and the General Partners agree to exercise control of the business of the Partnership only in accordance with the provisions of this Agreement. All Partners hereby agree that Annadale Housing Corporation shall serve as the "Tax Matters Partner." In the case of litigation, the Tax Matters Partner is required to file suit in the United States Tax Court unless the Consent of the Investment Limited Partners is obtained to file suit in the United States Claims Court or the United States District Court. Nothing herein shall be construed to restrict the Partnership from engaging the Auditors to assist the Tax Matters Partner in discharging his duties hereunder. In the event that the General Partner which is designated as the Tax Matters Partner withdraws from the Partnership, then the Partnership shall designate a successor Tax Matters Partner in accordance with Treasury Regulation Sections 301.623(a)(7)- 1(T) or any successor Regulation. The Partnership shall notify the Service of the designation of a successor Tax Matters Partner for such year as well as for all prior years that the withdrawn General Partner was serving as Tax Matters Partner.

    6.5  Duties and Obligations

    (a) The General Partners shall manage the affairs of the Partnership to the best of their ability, shall use their best efforts to carry out the purposes of the Partnership, and shall devote to the Partnership such time as may be necessary for the proper performance of their duties and the business of the Partnership. The Administrative General Partner shall promptly take all action which may be necessary or appropriate for the proper rehabilitation, maintenance and operation of the Apartment Complex in accordance with the provisions of this Agreement, the Project Documents and applicable laws and regulations. The Administrative General Partner and the Managing General Partner are responsible for the management and operation of the Partnership, including the oversight of the post-rehabilitation rent-up and operational stages of the Apartment Complex. The General Partners shall devote to the Partnership such time as may be necessary for the proper performance of their duties.

    (b)  The Administrative General Partner and the Managing General
Partner shall use their best efforts to cause the Partnership to generate Cash Flow for distribution to the Partners at the maximum realizable level in view of (i) any applicable Agency regulations, (ii) all Lender requirements, (iii) the Minimum Set-Aside Test, and (iv) the Rent Restriction Test, and, if necessary, to obtain approvals and implementation of appropriate adjustments in the rental schedule of the Apartment Complex.

    (c) The Administrative General Partner shall cause the Partnership to obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to fire and other risks generally included under "extended coverage policies", workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to each Agency and Lender, or, if the Apartment Complex is no longer subject to Agency or Lender regulation or requirements, as shall be customary for apartment complexes such as the Apartment Complex and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes similar to the Apartment Complex, (B) no less than such amounts as may be reasonably requested by the Investment Limited Partners from time to time, and (C) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies. No deductibles on such policies may exceed $1,000. The public liability insurance in favor of the Partnership shall be in an amount not less than $5,000,000. Throughout the term of the Partnership, the Administrative General Partner shall provide copies of all such policies (or binders) to the Investment Limited Partners promptly after their receipt thereof.

    (d) The Administrative General Partner shall cause the Partnership to establish and maintain reasonable reserves to provide for working capital needs, improvements, replacements and any other contingencies of the Partnership (the "Replacement Reserve"). At a minimum, the Administrative General Partner shall cause the Partnership to deposit $33,300 per year into the Replacement Reserve unless the Consent of the Investment Limited Partners is obtained to place a smaller amount therein.

    (e) Each General Partner shall be bound by the Project Documents, and no additional General Partner shall be admitted if he, she or it has not first agreed to be bound by this Agreement (and assume the obligations of a General Partner hereunder) and by the Project Documents to the same extent and under the same terms as the other General Partners.

    (f) The Administrative General Partner shall take all actions necessary to ensure that each of the Class A Limited Partner, the Class B Limited Partner, the Class C Limited Partner and the Class D Limited Partner receives the full amount of the Class A Limited Partner's Projected Credit, the Class B Limited Partner's Projected Credit, the Class C Limited Partner's Projected Credit and the Class D Limited Partner's Projected Credit, respectively, including, without limitation, the rental of apartments to appropriate tenants and the filing of annual certifications as may be required. In this regard, the General Partners shall, inter alia, cause (i) the Partnership to satisfy all requirements imposed from time to time under the Code with respect to rental levels and occupancy by qualified tenants by the close of the first year of the Credit Period applicable to the 1993 Federal Credit so as to permit the Partnership to be entitled to the Federal Credit throughout the Compliance Period specified in the Code and to the California Credit throughout the compliance period specified in the applicable State laws and regulations, (ii) the Partnership to comply with all State Tax Credit monitoring procedures, (iii) all 222 dwelling units in the Apartment Complex to be leased for periods of not less than six months to persons satisfying the Rent Restriction Test, (iv) the Partnership to make all appropriate Tax Credit elections in a timely fashion, and (v) all rental units in the Apartment Complex to be of equal quality with comparable amenities available to low-income tenants on a comparable basis without separate fees.

    (g) The Withdrawn General Partners have warranted and guaranteed through December 31, 1993 and the Resigning General Partners have warranted and guaranteed through the Plan Effective Date that the Partnership (i) has not stored and is not storing (except in compliance with all laws, ordinances, and regulations pertaining thereto) or disposed of any Hazardous Material at the Apartment Complex, or at or on any other Site or Vessel owned, occupied, or operated either by any of the Previous General Partners, any Affiliate of a Previous General Partner, or any Person for whose conduct any Previous General Partner is or was responsible; and (ii) neither directly nor indirectly transported or arranged for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto).

    (h)  The Administrative General Partner shall cause the Investment
Limited Partners to be named as "interested parties" in the Permanent Mortgage documents, so that the Permanent Lender will be required to notify the Investment Limited Partners of any default or other problem under the Permanent Mortgages.

    (i)  In addition to the duties and obligations set forth in items (a),
(b), (e) and (f) above, and subject to the prior written approval of the Administrative General Partner, the Managing General Partner shall be directly responsible for the creation and implementation of (i) the formation and direction of a Tenant Review and Selection Committee, the composition of which committee must be consented to in writing by the Administrative General Partner; (ii) the formation and direction of a Tenant Advisory Board and relevant subcommittees, the composition of which board and subcommittees must be consented to in writing by the Administrative General Partner; (iii) the review of relations and procedures between the Management Agent and the residents of the Apartment Complex; (iv) the oversight of tenant lease-up procedures and requirements; (v) the creation, implementation and operation, subject to and in conformance with all applicable local, state and federal laws, rules and regulations, of tenant/non-profit child day care services; and
(vi) where appropriate and feasible, the location, application and award of federal, state and local project development and/or operating subsidies. The Managing General Partner shall be responsible for insuring that all activities of the Tenant Review and Selection Committee, Tenant Advisory Board and relevant subcommittees shall be within the parameters established in this Agreement and shall not adversely affect the interest of any Limited Partner. Additionally, the Managing General Partner shall be specifically responsible for ensuring that the Apartment Complex and its tenants at all times comply with any and all laws, rules and regulations governing and pertaining to the Apartment Complex's use as low-income affordable housing for families, as such laws, rules and regulations may from time to time be amended. In particular, the Managing General Partner is responsible for ensuring that the Apartment Complex and the operation thereof at all times comply and are in conformance with Sections 4(b) and 5 of Article XIII of the Constitution of the State of California and Sections 214, 254.5 and 259.5 of the California Revenue and Tax Code, as amended. The Managing General Partner may not delegate any of its powers or duties relating to the Welfare Property Tax Exemption to any other General Partner without the prior written consent of the Special Limited Partner.

    6.6  Representations and Warranties

    The Withdrawn General Partners have represented and warranted as of December 31, 1993, the Resigning General Partners have represented and warranted as of the Plan Effective Date and the Administrative General Partner and the Managing General Partner represent and warrant from and after the Plan Effective Date to the Investment Limited Partners and the Special Limited Partner as follows (the representations and warranties of the Administrative General Partner being specifically limited to those set forth in items (1) through (10), items (12) through (17) and item (20), and the representations and warranties of the Managing General Partner being specifically limited to those set forth in items (7), (8), (9), (11) and (20) of this Section 6.6):

    (1) The Partnership is a duly organized limited partnership validly existing and in good standing under the laws of the State and has complied with all filing requirements necessary to preserve the limited liability of the Investment Limited Partners and the Special Limited Partner.

    (2) No event or proceeding has occurred and is continuing or is pending or threatened which would (a) materially adversely affect the Partnership or its properties, or (b) materially adversely affect the ability of the Administrative General Partner or any of its Affiliates to perform their respective obligations hereunder or under any other agreement with respect to the Apartment Complex, other than legal proceedings which have been bonded against in such manner as to stay the effect of the proceedings or otherwise have been adequately provided for. This subparagraph shall be deemed to include, without limitation, the following: (x) legal actions or proceedings before any court, commission, administrative body or other governmental authority having jurisdiction over the zoning applicable to the Apartment Complex;
(y) labor disputes; and (z) acts of any governmental authority.

    (3) No default (or event which, with the giving of notice or the passage of time or both, would constitute a default) has occurred and is continuing under this Agreement or under any material provision of the Project Documents, and the same are in full force and effect.

    (4) No Partner or Related Person bears the Economic Risk of Loss with respect to any Mortgage.

         (5) The Apartment Complex has been completed and rehabilitated in conformity with the Project Documents. As of the date of this representation, there was or is no violation by the Partnership or the Previous General Partners of any zoning, environmental or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, and the Partnership has complied with all applicable municipal and other laws, ordinances and regulations relating to such construction, rehabilitation and use of the Apartment Complex.

    (6) The Partnership owns good and marketable fee simple title to the Apartment Complex, subject to no material liens, charges or encumbrances other than those which (a) are both permitted by the Project Documents and are noted or excepted in the Policy of Title Insurance number 27-01-90-3892 issued by Fidelity National Title Insurance Company dated August 29, 1995 at 11:26 a.m., and (b) do not materially interfere with use of the Apartment Complex (or any part thereof) for its intended purpose or have a material adverse effect on the value of the Apartment Complex.

    (7) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment Complex by each Affiliate of an Administrative General Partner or the Managing General Partner, as the case may be, which is a corporation have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of such Affiliate or any agreement by which such Affiliate or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

    (8)  Any General Partner which is a corporation (the
"Corporation") has been duly organized, is validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents. Neither the execution and delivery by any Corporation of this Agreement nor the performance of any of the actions of any Corporation contemplated hereby has constituted or will constitute a violation of (a) the articles of organization or by-laws of such Corporation, (b) any agreement by which such Corporation is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

    (9) No Event of Bankruptcy has occurred with respect to any General Partner.

    (10) All accounts of the Partnership required to be maintained under the terms of any agreement with any Agency or Lender, including, but not necessarily limited to, any account for replacement reserves, are currently funded to the levels required by such Agency or Lender.

    (11) If the only Managing General Partner(s) are one or more corporations, then the Managing General Partner(s) have a net worth which satisfies the 89-12 Requirements.

    (12) All payments and expenses required to be made or incurred in order to complete the rehabilitation of the Apartment Complex in conformity with the Project Documents, to fund any reserve hereunder or under any other Project Documents required to be funded at or prior to the later of the Rehabilitation Completion Date, to satisfy all requirements under the Project Documents and to pay the Rehabilitation Fee described in Section 6.12(b) have been or will be paid or provided for utilizing only (a) the funds available from the Loan Advances and the Second Permanent Mortgage, (b) the Capital Contributions of the Class D Limited Partner, (c) the Capital Contributions of the General Partners in the amount set forth on Schedule A, (d) the available net rental income, if any, earned by the Partnership prior to the Rehabilitation Completion Date, (e) any insurance proceeds and (f) the funds furnished by the General Partners pursuant to Section 6.11(a).

    (13) The amount of Tax Credit which is expected to be allocated by the Partnership to the Class A Limited Partner is $106,762 per annum for each of the years 1996 through 1999 (inclusive), $87,887 for 2000 and $21,611 per annum for each of the years 2001 through 2005 (inclusive). The expected Tax Credit allocations for years prior to 1996 are set forth in the Second Amended and Restated Agreement.

    (14) The amount of Tax Credit which is expected to be allocated by the Partnership to the Class B Limited Partner is $358,430 per annum for each of the years 1996 through 1999 (inclusive), $295,060 for 2000 and $72,554 per annum for each of the years 2001 through 2005 (inclusive). The expected Tax Credit allocations for years prior to 1996 are set forth in the Second Amended and Restated Agreement.

    (15) The amount of Tax Credit which is expected to be allocated by the Partnership to the Class C Limited Partner is $199,487 per annum for each of the years 1996 through 1999 (inclusive), $164,218 for 2000 and $40,380 per annum for each of the years 2001 through 2005 (inclusive). The expected Tax Credit allocations for years prior to 1996 are set forth in the Second Amended and Restated Agreement.

    (16) The amount of Tax Credit which is expected to be allocated to the Class D Limited Partner is $249,635 per annum for each of the years 1996 through 1999 (inclusive), $205,500 for 2000 and $50,531 per annum for each of the years 2001 through 2005 (inclusive).

    (17) The Apartment Complex has been developed and as of the Rehabilitation Completion Date, the Apartment Complex shall have been rehabilitated in a manner which satisfies and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Federal Credit and/or California Credit.

    (18) No Previous General Partner, Affiliate of a Previous General Partner or Person for whose conduct any Previous General Partner is or was responsible has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored, transported, or disposed of, except if such storage, transportation or disposition was or is at all times in compliance with all laws, ordinances, and regulations pertaining thereto; (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was or is at all times in compliance with all laws, ordinances and regulations pertaining thereto); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Apartment Complex or any other Site or Vessel owned, occupied, or operated either by any Previous General Partner, Affiliate of a Previous General Partner, or Person for whose conduct any Previous General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Apartment Complex or any such Site or Vessel.

    (19) To the best of the Previous General Partners' knowledge, no Hazardous Material was ever or is now stored on, transported, or disposed of on the land comprising the Apartment Complex, except to the extent any such storage, transport or disposition was at all times in compliance with all laws, ordinances, and regulations pertaining thereto.

    (20) The Administrative General Partner and the Managing General Partner have fulfilled and will continue to fulfill all of their duties and obligations under Section 6.5.

    6.7  Liability on Financing

    Neither the General Partners nor any Related Person shall at any time bear the Economic Risk of Loss for the payment of any portion of any Mortgage, and the General Partners shall not permit any other Partner or any Related Person to bear the Economic Risk of Loss for the payment of any portion of any Mortgage, except as may have been expressly permitted with respect to the Construction Mortgage pursuant to Article III.

    6.8  Indemnification of the General Partners

    (a) No General Partner nor any Affiliate thereof shall have liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of any General Partner or Affiliate thereof if such General Partner or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of such General Partner or Affiliates thereof.

    (b) A General Partner or any Affiliate thereof may be indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with the Partnership, provided that all of the following conditions are met: (i) such General Part-ner has determined, in good faith, that the course of conduct which caused the loss, judgment, liability, expense or amount paid in settlement was in the best interests of the Partnership; and (ii) such loss, judgment, liability, expense or amount paid in settlement was not the result of negligence or misconduct on the part of such General Partner or Affiliate thereof; and
(iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership, and not from the Limited Partners.

    (c) Notwithstanding the above, no General Partner or any Affiliate thereof performing services for the Partnership or any broker-dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations as to the particular indemnitee and, the court approves the indemnification of such litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and, the court approves the indemnification of such litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall, prior to seeking court approval for such indemnification, place before the court the positions of the Securities and Exchange Commission, the Massachusetts Securities Division, the Tennessee Securities Division, and any other applicable state securities administrator with respect to the issue of indemnification for securities law violations.

    (d) The Partnership shall not incur the cost of the portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

    (e) The Partnership may indemnify Affiliates of a General Partner under this Section 6.8 only if the loss involves activity in which such Affiliates acted in the capacity of a General Partner.

    (f) The Managing General Partner shall indemnify, defend and hold harmless the Partnership, the Administrative General Partner and the Limited Partners from and against any claim, liability, loss, expense and settlement of any claim arising from the breach by the Managing General Partner of its obligations under this Agreement or from its willful misconduct or breach of fiduciary duty.

    (g) For purposes of this Section 6.8 only, the term "Affiliate" shall mean any person performing services on behalf of the Partnership who
(i) directly or indirectly controls, is controlled by or is under common control with a General Partner; (ii) owns or controls 10% or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or (iv) if a General Partner is an officer, director, partner or trustee, is any company for which the General Partner acts in any such capacity.

    6.9 Indemnification of Partnership, the Limited Partners, the Managing General Partner and the Administrative General Partner

    (a) The Administrative General Partner will indemnify and hold the Partnership, the Limited Partners and the Managing General Partner harmless from and against any and all losses, damages and liabilities which the Partnership or any such indemnified Partner may incur by reason of the
(a) past, present or future actions or omissions of the Administrative General Partner or any of its Affiliates, or (b) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to (i) any Mortgage or
(ii) necessary contractual obligations normally incurred pursuant to the Project Documents in connection with the operation of the Apartment Complex in the ordinary course of business.

    (b) The Managing General Partner will indemnify and hold the Partnership, the Limited Partners and the Administrative General Partner harmless from and against any and all losses, damages and liabilities which the Partnership or any such indemnified Partner may incur by reason of the (A) past, present or future actions or omissions of the Managing General Partner or any of its Affiliates, or (B) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to (i) any Mortgage or (ii) necessary contractual obligations normally incurred pursuant to the Project Documents or in connection with the operation of the Apartment Complex in the ordinary course of business.

    (c) Notwithstanding the foregoing, no General Partner shall be liable to a Limited Partner or the Partnership for any act or omission for which the Partnership is required to indemnify such General Partner under Section 6.8.

    (d) The Resigning General Partners and the Withdrawn General Partners shall indemnify, defend, and hold the Limited Partners harmless from and against any claim brought or threatened against the Limited Partners or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Apartment Complex through December 31, 1993 in the case of the Withdrawn General Partner and through the Sixth Admission Date in the case of the Resigning General Partners. Any claim or loss described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Administrative General Partner with counsel of the Administrative General Partner's selection, but at the expense of Resigning General Partners and the Withdrawn General Partners. Notwithstanding anything else set forth herein, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

    6.10  Operating Deficits

    Subject to the prior written consent of each Agency and Lender (if such consent shall be required under applicable Agency and/or Lender regulations), the Administrative General Partner shall be obligated for a sixty (60) month
period commencing on January 1, 1996   to advance funds to meet operating
expenses of the Partnership which exceed operating income available for the payment thereof. For the purposes of this Section 6.10, "operating expenses" shall include the funds required to be deposited into the Replacement Reserve
pursuant to Section 6.5(d).   In the event that the Administrative General
Partner shall fail to make any such advances as aforesaid, the Partnership shall utilize amounts (the "Applied Fees") otherwise payable to the Administrative General Partner (or its designee) under Section 6.12 to meet the obligations of the Administrative General Partner pursuant to this
Section 6.10. Such Applied Fees shall also constitute payment and satisfaction of amounts payable to the Administrative General Partner or Affiliates thereof under Section 6.12, with the proceeds thereof being applied to such obligations, and the obligation of the Partnership to make such installment payments to the Administrative General Partner or the Affiliates thereof pursuant to Section 6.12 shall be deemed satisfied to the extent thereof. For the purpose of this Section 6.10, all expenses shall be paid on a sixty (60) day current basis. Moreover, the Administrative General Partner may in its sole discretion at any time advance funds to the Partnership to pay operating expenses of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test. All advances pursuant to this
Section 6.10 (including any Applied Fees) shall be Subordinated Loans repayable without interest in accordance with the provisions of Article X.
The form and provisions of all Subordinated Loans shall conform to applicable rules and regulations.

    6.11  Obligation to Complete Rehabilitation of Apartment Complex

    (a) The Administrative General Partner shall complete the rehabilitation of the Apartment Complex so as to achieve the Rehabilitation Completion Date substantially in accordance with the plans and specifications approved by each Agency and Lender whose approval is required and all requirements necessary to obtain the required certificates of occupancy for dwelling units, or cause the same to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges and cause all necessary certificates of occupancy for all apartment units in the Apartment Complex to be obtained, all in accordance with the Project Documents. If the proceeds of the Loan Advances, the net rental income, if any, of the Apartment Complex generated prior to the later of the Sixth Commencement Date or the Rehabilitation Completion Date, and which is permitted by each applicable Agency and Lender to be utilized for any of the purposes hereinafter set forth, the Capital Contributions of the Class D Limited Partner, the Capital Contributions of the General Partners in the amount set forth on Schedule A, and any insurance proceeds arising out of casualties prior to the later of the Sixth Commencement Date or the Rehabilitation Completion Date as available from time to time are insufficient to (i) complete the rehabilitation of the Apartment Complex and satisfy all other obligations as provided in the first sentence of this Section 6.11(a) other than the payment of the Deferred Rehabilitation Fee, (ii) pay the Rehabilitation Fee described in
Section 6.12(b), (iii) arrive at the Rehabilitation Completion Date in conformity with the Project Documents, (iv) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to such insurance proceeds, and (iv) provide for all other payments and expenses required to be made or incurred through the later of the Rehabilitation Completion Date or the Sixth Commencement Date, including the funding of any reserves required hereunder or under any other Project Document, the Administrative General Partner shall be responsible for and obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of each Agency and Lender, be reimbursed at or prior to the later of the Sixth Commencement Date or the Rehabilitation Completion Date only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any amounts not reimbursed through the later of the Sixth Commencement Date or the Rehabilitation Completion Date or from the proceeds of the Capital Contributions of the Class D Limited Partner as provided in
Section 5.1 shall not be reimbursable or otherwise change the Interest of any Person in the Partnership but shall be borne by the Administrative General Partner. In the event that the Administrative General Partner shall fail to fund any such deficiency as required by this Section 6.11(a), amounts otherwise payable as the Annual Partnership Management Fee will be so applied. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the amount of the Fee or such other item which such funds had been earmarked to pay, and the obligation of the Administrative General Partner to advance such amount under this
Section 6.11(a) shall be satisfied to the extent of such application.

    (b) The completion of the Apartment Complex shall be secured by a completion bond in an amount at least equal to the full amount of the construction contract for the Apartment Complex or by other security satisfactory to the Investment Limited Partners, which other security may include, but shall not be limited to, the following:

    (i) a written guaranty of completion by a Person, supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; and/or

    (ii) a retention of a reasonable portion of the Capital
Contribution of the Investment Limited Partners and/or fees to the General Partners as a potential offset in the event the General
Partners do not perform in accordance with this Agreement.

    6.12  Certain Payments to the General Partners and Others

    (a) In consideration of their consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Partnership paid to the Previous General Partners (or their designee) a construction and development fee (the "Construction and Development Fee") in the principal amount of $567,100, which fee was deemed to have been earned in full as of the Completion Date. The Construction and Development Fee was paid $400,000 from the proceeds of the Second Installment and $167,100 from the proceeds of the Third Installment.

    (b) In consideration of its consultation, advice and other services in connection with the rehabilitation of the Apartment Complex, the Partnership shall pay to the Administrative General Partner (or its designee) a rehabilitation fee (the "Rehabilitation Fee") in the principal amount of $213,151, which fee shall be deemed earned in full as of the Rehabilitation Completion Date. The Rehabilitation Fee shall be payable from Cash Flow or from the proceeds of a Capital Transaction as provided in Article X, but in no event later than January 1, 2007. In the event that any portion of the Rehabilitation Fee remains unpaid on January 1, 2007, such amount shall be paid by the Partnership on said date from the proceeds of the additional Capital Contribution made by the Administrative General Partner pursuant to
Section 4.2(g).

    (c)  The Partnership shall pay to BCCLP or an Affiliate thereof a fee
(the "Reporting Fee") commencing in 1989 for its services in connection with the Partnership's accounting matters relating to the Investment Limited Partners and assisting with the preparation of tax returns required by
Section 12.7 in the annual amount of the lesser of (i) $3,500 or (ii) three-eighths of one per cent (0.375%) of the Aggregate Cost of the Apartment Complex. The Reporting Fee shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a); provided, however, that if in any fiscal year commencing with 1989, Cash Flow shall have been or is insufficient to pay the full amount of the Reporting Fee, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in Article X.

    (d)  The Partnership shall pay to the Administrative General Partner
(or its designee) a fee (the "Annual Partnership Management Fee") commencing in 1989 for its services in connection with the administration of the day to day business of the Partnership in an annual amount equal to the lesser of
(i) $3,500 per annum or (ii) the excess of (A) three-eighths of one per cent (0.375%) of the Aggregate Cost of the Apartment Complex over (B) the amount of the Reporting Fee attributable to such year. The Annual Partnership Management Fee shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a), provided, however, that if in any fiscal year commencing with 1989, Cash Flow is insufficient to pay the full amount of the Annual Partnership Management Fee, such fee shall accrue and be payable on a cumulative basis from the proceeds of a Capital Transaction as provided in
Article X.

    (e) The Partnership paid to the Previous General Partners (or their designees) a fee of $312,537 (the "Construction Management Fee") for their services in connection with monitoring and supervising ongoing construction activities at the Apartment Complex. The Construction Management Fee was paid $103,532 from the proceeds of the Third Installment and $209,005 from the proceeds of the Fourth Installment.

    (f) In order to reimburse the Previous General Partners (or their designees) for overhead and other costs incurred in connection with the construction and development of the Apartment Complex, the Partnership paid to the Previous General Partners (or their designees) an overhead reimbursement (the "Overhead Reimbursement") in the amount of $234,000, which amount was deemed to have been earned in full as of the Completion Date. The Overhead Reimbursement was paid in full from the proceeds of the Third Installment.

    (g) The Previous General Partners (or their designees) were paid an operating deficit guarantee fee (the "Operating Deficit Guarantee Fee") in the amount of $201,886 for their services in guaranteeing the payment of certain Partnership operating expenses. The Operating Deficit Guarantee Fee was paid in full from the proceeds of the Fourth Installment.

    (h) The Partnership shall pay to the Managing General Partner (or its designee) a fee (the "Coordination Fee") commencing in 1995 for its services relating to the Tenant Advisory Board, the Tenant Review and Selection Committee and consultation with respect to the Welfare Property Tax Exemption, in an amount equal to $10,000 per annum. The Coordination Fee will be payable from Cash Flow in the manner and priority set forth in Section 10.2(a); provided, however, that if in any fiscal year commencing with 1995, Cash Flow is insufficient to pay the full amount of the Coordination Fee, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in Article X.

    (i) Upon any sale of the Apartment Complex, the Administrative General Partner (or its designee) shall receive a fee for preparing the Apartment Complex for sale (the "Sales Preparation Fee") in an amount equal to three per cent (3%) of the gross sales price of the Apartment Complex. However, notwithstanding the foregoing, the total compensation to all Persons for the sale of the Apartment Complex shall be limited to a Competitive Real Estate Commission, not to exceed six per cent (6%) of the contract price for the sale of the Apartment Complex.

    6.13  Delegation of General Partner Authority

    If there shall be more than one General Partner serving hereunder, each General Partner may from time to time, by an instrument in writing, delegate all or any of his powers or duties hereunder to another General Partner or General Partners; provided, however, that the Managing General Partner may not delegate any of its powers or duties relating to the Welfare Property Tax Exemption to any other General Partner without the prior written consent of the Special Limited Partner; and provided, further, that the Managing General Partner shall take no action, except to the extent permitted in Section 6.5(i) without the prior written consent of the Administrative General Partner. Pursuant to Section 6.5(i), the Administrative General Partner has delegated certain of its powers and duties to the Managing General Partner.

    Every contract, deed, mortgage, lease and other instrument executed by the Administrative General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) the Partnership was in existence, (b) this Agreement had not been amended in any manner so as to restrict the delegation of authority among General Partners (except as shown in certificates or other instruments duly filed in the Filing Office) and (c) the execution and delivery of such instrument was duly authorized by the General Partners. Any Person may always rely on a certificate addressed to him and signed by the Administrative General Partner hereunder:

    (1) As to who are the General Partners or Limited Partners hereunder;

    (2) As to the existence or nonexistence of any fact which constitutes a condition precedent to acts by the General Partners or in any other manner germane to the affairs of this Partnership;

    (3) As to who is authorized to execute and deliver any instrument or document of the Partnership;

    (4) As to the authenticity of any copy of this Agreement and amendments thereto; or

    (5) As to any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

    6.14 Managing General Partner Purchase Option

    CCBHC and its successors and assigns shall have the option for a ninety day period commencing on January 1, 2016 to purchase the Apartment Complex (subject to all then existing Mortgages, liens, easements, etc.) for an amount equal to the greater of (i) the then fair market value of the Apartment Complex less the then outstanding amount of the Mortgages, or (ii) $100. Any dispute as to the then fair market value of the Apartment Complex shall be submitted to a committee of three qualified real estate appraisers, one chosen by the Administrative General Partner, one chosen by the Managing General Partner, and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the Managing General Partner and the Partnership.

ARTICLE VII

Withdrawal of a General Partner; New General Partners

    7.1  Withdrawal

    (a)  The Managing General Partner shall not Withdraw from the
Partnership (other than by reason of death or adjudication of incompetence or insanity) or sell, assign or encumber its Interest without the Consent of the Investment Limited Partners. If the Special Limited Partner becomes a General Partner pursuant to Section 4.5(b) or this Section 7.1, it shall not require the consent of any other General Partner to transfer all or any portion of its Interest as a General Partner, other than as may be required under the Uniform Act. In the event of any Withdrawal by a General Partner in violation of this
Section 7.1, such General Partner, in addition to being subject to any and all other legal remedies which may be pursued by the Partners, shall forfeit to the Special Limited Partner or its designee or, if there is no Special Limited Partner, to the Investment Limited Partners or their designee, such General Partner's Interest and all unpaid fees from the Partnership and shall remain liable for all his obligations under this Agreement. In addition, upon such Withdrawal and transfer, the Special Limited Partner shall automatically become a General Partner without further action by the Withdrawing General Partner or any other Partner. Such transfer shall occur automatically upon such Withdrawal without further action by such Withdrawing General Partner. Notwithstanding the foregoing, (i) in the event that the Managing General Partner wishes to withdraw from the Partnership, the Investment Limited Partners shall not unreasonably withhold their consent to such Withdrawal by the Managing General Partner, (ii) subject to the Consent of the Investment Limited Partners, the Managing General Partner shall have the right at any time to substitute for itself as the new managing general partner of the Partnership another non-profit, public benefit corporation which is controlled by an Affiliate of the Managing General Partner; provided, however, that such new managing general partner must be an entity which shall continue to qualify the Apartment Complex on an annual basis for the Welfare Property Tax Exemption, and (iii) the Administrative General Partner shall be subject to no restrictions on its ability to assign or transfer all or any portion of its Interest, except to the extent of any restrictions set forth in the Uniform Act.

    (b) If at any time the only General Partners of the Partnership shall be one or more corporations (or partnerships with corporations as sole general partners), the Managing General Partner(s) shall be obligated to have a net worth which satisfies the 89-12 Requirements. If the General Partners shall at any time fail to meet the requirements of this Section 7.1(b), then the Managing General Partner(s) shall be deemed to have withdrawn from the Partnership in violation of the provisions of this Section 7.1 and shall be subject to the provisions of Section 7.1(a). Notwithstanding the foregoing, the provisions of this Section 7.1(b) shall not apply to BCTC 89, Inc. in the event it becomes the sole General Partner.

    7.2  Obligation to Continue

    Upon the Withdrawal of a General Partner, the remaining General Partners shall have the right and obligation to continue the business of the Partnership employing its assets and name, all as contemplated by the Uniform Act. Within 30 days after they obtain knowledge of the Withdrawal of a General Partner, the remaining General Partners shall notify the Investment Limited Partners of such Withdrawal.

    7.3  Withdrawal of All General Partners

    If, following the Withdrawal of a General Partner, there is no remaining General Partner, the Investment Limited Partners may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 by selecting a successor General Partner.
If the Investment Limited Partners elect to reconstitute the Partnership pur-suant to this Section 7.3 and admit the designated successor General Partner, the relationship among the then Partners shall be governed by this Agreement.

    7.4  Interest of General Partner After Permitted Withdrawal

    In the event of the Withdrawal of a General Partner after the Sixth Admission Date not in violation of Section 7.1 and except as otherwise provided in Section 4.5(b), such General Partner hereby covenants and agrees to transfer to the remaining General Partners or to a successor General Partner selected in accordance with Section 7.3, as the case may be, such portion of the Withdrawing General Partner's Interest as such remaining or successor General Partners may designate, such transfer to be made in consideration of the payment by the transferee of either the agreed value of such Interest or, if such value is not agreed to, the fair market value of such Interest as determined by a committee of three qualified real estate appraisers, one selected by the Withdrawing General Partner, one selected by the transferee and a third selected by the other two. The portion of the Withdrawing General Partner's Interest designated to be transferred in accordance with the provisions of this Section 7.4 shall be sufficient to ensure the continued treatment of the Partnership as a partnership under the Code and as a limited partnership under the Uniform Act, and, for the purposes of Article X, shall be deemed to be effective as of the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer has been made. Any holder of any portion of the Interest of a Withdrawing General Partner which is not designated to be transferred to the remaining or successor General Partners pursuant to the provisions of this Section 7.4 shall become an Additional Limited Partner but
(i) with the same share of the profits, losses, tax credits, Cash Flow and other distributions to which the holder of such Interest was entitled when held as a General Partner Interest, and (ii) shall not participate in the votes or Consents of the Investment Limited Partners hereunder. The admission of any successor or additional General Partner shall be subject to the consent of each Agency and Lender (if required) and the Consent of the Investment Limited Partners.


ARTICLE VIII

Transferability of Limited Partner Interests

    8.1  Assignments

    (a) Except by operation of law (including the laws of descent and distribution) or Section 8.1(b), no Limited Partner may assign all or any part of its Interest without the written consent of the Administrative General Partner, the giving or withholding of which is exclusively within its discretion.

    (b)  A Limited Partner, without the consent of the Administrative
General Partner, may assign to any Person all or any portion of the economic benefits of the ownership of its Interest; provided, however, that such assignment shall not be binding on the Partnership until there shall have been filed the Partnership by registered mail certified copies of an executed and acknowledged assignment and the written acceptance by the assignee of all the terms and provisions of this Agreement; if such assignment and acceptance are not so filed, the Partnership need not recognize such assignment for any purpose. An assignee of a Limited Partner who does not become a Substituted Limited Partner shall have, and shall only have, the right to receive the share of allocations and distributions of the Partnership to which the assigning Limited Partner would have been entitled with respect to the Interest (or any portion thereof) so assigned if no such assignment had been made by such Limited Partner. Any assigning Limited Partner whose permitted assignee becomes a Substituted Limited Partner shall thereupon cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner. Where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize such assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith.

    (c) Every assignee of a Limited Partner Interest (or any portion thereof) who desires to make a further assignment of its Interest shall be subject to all the provisions of this Article VIII.

    8.2  Substituted Limited Partner

    No Limited Partner shall have the right to substitute an assignee as Limited Partner in its place. Subject to Section 8.3, the Administrative General Partner may, however, in its sole discretion, permit an assignee to become a Substituted Limited Partner. The consent of the Administrative General Partner to an assignment of a Limited Partner Interest under
Section 8.1 shall not, in and of itself, constitute permission under this
Section 8.2.

    Any Substituted Limited Partner shall execute such instrument or instruments as shall be required by the Administrative General Partner to signify the agreement of such Substituted Limited Partner to be bound by all the provisions of this Agreement and shall pay the Partnership's reasonable legal fees and filing costs in connection with its substitution as a Limited Partner.

    8.3  Restrictions

    (a)  No Disposition may be made if such Disposition would violate
Section 13.1.

    (b) In no event shall all or any part of a Limited Partner Interest be Disposed of to a minor (other than to a descendant by reason of death) or to an incompetent.

    (c) The Administrative General Partner may, in addition to any other requirement it may impose, require as a condition of any Disposition that the transferor (i) assume all costs incurred by the Partnership in connection therewith and (ii) furnish the Partnership and other Partners with an opinion of counsel satisfactory to counsel to the Partnership that such Disposition complies with applicable Federal and state securities laws.

    (d) Any sale, exchange, transfer or other Disposition in contravention of any of the provisions of this Section 8.3 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

    (e)  Notwithstanding any other provision contained in this Article
VIII, each Investment Limited Partner shall have a right of first refusal to purchase the interest of any other Investment Limited Partner who wishes to sell or otherwise transfer its Interest at a price equal to and on terms identical to those of the prospective purchaser thereof, to the extent reasonably practical, and shall have at least 15 business days in which to exercise such right after receiving notice thereof. If there shall be more than two non-selling or transferring Investment Limited Partners, each of which desires to exercise such a right of first refusal, they may do so pro rata in accordance with their respective Interests or, to the extent one does not so desire to exercise such right, to the extent of the entire Interest being so sold or transferred.


ARTICLE IX

Borrowings

    All Partnership borrowings shall be subject to the terms of this Agreement, including, but not limited to, the restrictions of Section 6.2, and may be made from any source, including Partners and their Affiliates. Any Partnership borrowings from any Partner shall be subject to the prior written consent of each Agency and Lender (if required under applicable Agency and/or Lender regulations or requirements). If any Partner shall lend any monies to the Partnership, the amount of any such loan shall not be an increase of such Partner's Capital Contribution. If any Partner shall so lend monies, such loans shall be an obligation of the Partnership and (except for advances required by Section 6.11(a) and Subordinated Loans) shall be repayable to such Partner on the same basis and with the same rate of interest as would be applicable to a comparable loan to the Partnership from a third party.

ARTICLE X

Profits, Losses, Tax Credits, Distributions and Capital Accounts

    10.1 Profits, Losses and Tax Credits

    (a) Subject to Section 10.1(c) and Section 10.4 hereof, for each Partnership fiscal year or portion thereof, all profits, tax-exempt income, non-deductible non-capitalized expenditures, losses and tax credits incurred or accrued on or after the Sixth Commencement Date, other than those arising from a Capital Transaction, shall be allocated 11.56% to the Class A Limited Partner, 38.81% to the Class B Limited Partner, 21.60% to the Class C Limited Partner, 27.03% to the Class D Limited Partner and 1% to the Administrative General Partner. Notwithstanding the foregoing, however, in any fiscal year commencing with 1996 in which the Managing General Partner receives a distribution of Cash Flow in accordance with the provisions of Clause Ninth of
Section 10.2(a), the Managing General Partner shall also be allocated an amount of gross income from the Partnership in an amount equal to the amount of such distribution of Cash Flow.

    (b) Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

         As to profits:

              First, that portion of profits (including any profits treated as ordinary income for Federal income tax purposes) shall be allocated to the Partners who have negative Capital Account balances in proportion to the amounts of such balances, provided that no profits shall be allocated to a Partner under this Clause First to increase any such Partner's Capital Account above zero;

              Second, profits in excess of the amounts allocated under Clause First above shall be allocated (i) to the Class A Limited Partner in an amount equal to the amount of cash required to pay the Class A Limited Partner the full amount (including interest) of the Class A Limited Partner's Credit Recovery Loans, (ii) to the Class B Limited Partner in an amount equal to the amount of cash required to pay the Class B Limited Partner the full amount (including interest) of the Class B Limited Partner's Credit
Recovery Loans, (iii) to the Class C Limited Partner in an amount equal to the amount of cash required to pay the Class C Limited Partner the full amount (including interest) of the Class C
Limited Partner's Credit Recovery Loans and (iv) to the Class D Limited in an amount equal to the amount of cash required to pay the Class D Limited Partner the full amount (including interest) of the Class D Limited Partner's Credit Recovery Loans;

              Third, profits in excess of the amounts allocated under Clauses First and Second above shall be allocated to the Special Limited Partner in an amount equal to its paid-in Capital Contribution reduced (but not below zero) by the sum of (i) the total amount of distributions previously made to it pursuant to
Section 10.2(b), Clause Eighth plus (ii) the positive balance in the Special Limited Partner's Capital Account prior to the allocations made pursuant to this Clause Third;

              Fourth, profits in excess of the amounts allocated under Clauses First, Second and Third above shall be allocated (i) to the Class A Limited Partner in an amount equal to the sum of (a) its Invested Amount plus (b) the full amount (including interest) of any Class A Limited Partner's Credit Recovery Loans, (ii) to the Class B Limited Partner in an amount equal to the sum of (a) its Invested Amount plus (b) the full amount (including interest) of any Class B Limited Partner's Credit Recovery Loans, (iii) to the Class C Limited Partner in an amount equal to the sum of (a) its Invested Amount plus (b) the full amount (including interest) of any Class C Limited Partner's Credit Recovery Loans, (iv) to the Class D Limited Partner in an amount equal to the sum of (a) its Invested Amount plus (b) the full amount (including interest) of any Class D Limited Partner's Credit Recovery Loans and (v) to each other Limited Partner in an amount equal to the amount of its respective paid-in Capital Contribution, reduced (but not below zero) in the case of each Limited Partner (whether under clause
(i), (ii), (iii), (iv) or (v)) by the sum of (A) the total amount of all prior cash distributions made to such Limited Partner pursuant to Section 10.2(b), Clause Ninth plus (B) the positive balance in the Capital Account of such Limited Partner prior to the allocation made pursuant to this Clause Fourth;

              Fifth, profits in excess of the amounts allocated under Clauses First, Second, Third and Fourth above shall be allocated to the General Partners in the amount of their Capital
Contributions reduced (but not below zero) by the sum of (i) the total amount of distributions previously made to them pursuant to
Section 10.2(b), Clause Tenth plus (ii) the positive balance in the General Partners' respective Capital Accounts prior to the allocations made pursuant to this Clause Fifth; and

              Sixth, profits in excess of the amounts allocated under Clauses First, Second, Third, Fourth and Fifth above shall be allocated 5.84% to the Class A Limited Partner, 19.60% to the
Class B Limited Partner, 10.91% to the Class C Limited Partner, 13.65% to the Class D Limited Partner, 25% to the Administrative General Partner, 24.99% to the Managing General Partner and .01% to the Special Limited Partner.

         As to losses:

              First, an amount of losses shall be allocated to the Partners to the extent and in such proportions as shall be necessary such that, after giving effect thereto, the respective balances in all Partners' Capital Accounts shall be in the ratio of 11.56% for the Class A Limited Partner, 38.81% for the Class B Limited Partner, 21.60% for the Class C Limited Partner, 27.3% for the Class D Limited Partner and 1% for the Administrative General Partner;

              Second, an amount of losses shall be allocated to the Partners until the balance in each Partner's Capital Account equals the amount of such Partner's Capital Contribution (after the allocation under Clause First above);

              Third, an amount of losses shall be allocated to the Partners to the extent of and in proportion to such Partners'
Capital Account balances (after the allocations under Clauses
First and Second above); and

              Fourth, any remaining amount of losses after the allocations under Clauses First, Second and Third above shall be allocated to the Partners in accordance with the manner in which they bear the Economic Risk of Loss associated with such loss; provided, however, that in the event that no Partner bears an Economic Risk of Loss, then any remaining losses shall be allocated 5.84% to the Class A Limited Partner, 19.60% to the Class B Limited Partner,
10.91% to the Class C Limited Partner, 13.65% to the Class D
Limited Partner and 50% to the Administrative General Partner.

    (c) Notwithstanding the foregoing provisions of Sections 10.1(a) and 10.1(b), in no event shall any losses be allocated to any Investment Limited Partner, the Special Limited Partner or the Administrative General Partner if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Partner's Capital Account to exceed such Partner's share of Partnership Minimum Gain plus such Partner's share, if any, of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to a Partner by virtue of the application of this Section 10.1(c) shall be allocated to the Managing General Partner. For purposes of this Section 10.1(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

    10.2  Cash Distributions Prior to Dissolution

    (a)  Cash Flow

    Subject to Agency and Lender approval (if required), Cash Flow for each fiscal year or portion thereof of the Partnership shall be applied as follows:

    First, to the payment of up to $10,000 of the Coordination Fee for such year;

    Second, to the payment of the Rehabilitation Fee until payment in full of the Rehabilitation Fee pursuant to Section 6.12(b);

    Third, to the payment of the Reporting Fee for such year and for any previous year(s) as to which the Reporting Fees shall not have been paid in full;

    Fourth, to the repayment of any Subordinated Loans;

    Fifth, to the payment of the Annual Partnership Management Fee attributable to such year;

    Sixth, to the payment of the Coordination Fee for any year(s) as to which the Coordination Fee shall not have been paid in full;

    Seventh, to the payment of amounts due under the Second Permanent
Mortgage;

    Eighth, to the payment of amounts due under the HoDAG Loan and then, to the extent permitted by the Project Documents, toward the prepayment of the HoDAG Loan; and

    Ninth, the balance thereof, if any, shall be distributed annually, within 75 days after the end of the fiscal year, 4.09% to the Class A Limited Partner, 13.72% to the Class B Limited Partner, 7.64% to the Class C Limited Partner, 9.55% to the Class D Limited Partner, 32.50% to the Administrative General Partner and 32.50% to the Managing General Partner; provided, however, that during such time as Agency regulations or Lender requirements are applicable to the Apartment Complex, the total amount of Cash Flow which may be so distributed to the Partners in respect to any fiscal year shall not exceed such amounts as Agency regulations or Lender requirements permit to be distributed.

    (b)  Distributions of other than Cash Flow

    Prior to dissolution, if the Administrative General Partner shall determine from time to time that cash is available for distribution from a Capital Transaction, such cash shall be applied or distributed as follows:

    First, to the payment of all matured debts and liabilities of the Partnership (including, but not limited to, all expenses of the Partnership incident to the Capital Transaction), excluding (i) debts and liabilities of the Partnership to Partners or their Affiliates and (ii) all unpaid fees owing to the General Partners or their Affiliates;

    Second, to the establishment of any reserves which the Administrative General Partner and the Auditors shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

    Third, to the payment to the Class A Limited Partner, the Class B
Limited Partner, the Class C Limited Partner and the Class D Limited Partner, respectively, of the full amount (including interest) of any Class A Limited Partner's Credit Recovery Loans, Class B Limited Partner's Credit Recovery Loans, Class C Limited Partner's Credit Recovery Loans and/or Class D Limited Partner's Credit Recovery Loans;

    Fourth, to the repayment of any Subordinated Loans;

    Fifth, to the payment of any Rehabilitation Fee;

    Sixth, to the repayment of any then-unpaid debts and liabilities owed to Partners or Affiliates thereof by the Partnership for Partnership obligations (exclusive of Class A Limited Partner's Credit Recovery Loans, Class B Limited Partner's Credit Recovery Loans, Class C Limited Partner's Credit Recovery Loans, Class D Limited Partner's Credit Recovery Loans, Subordinated Loans and the Rehabilitation Fee) to any of them, including, but not limited to Reporting Fees and accrued and unpaid interest on either the Construction and Development Fee or the Overhead Reimbursement; provided, however, that any debts or obligations to be repaid to the Administrative General Partner or to any Limited Partner or Affiliate thereof pursuant to this Clause Sixth shall be repaid prior to the repayment of any such debts or obligations to any Managing General Partner or Affiliate thereof;

    Seventh, in the event of a sale of the Apartment Complex, to the payment of the Sales Preparation Fee;

    Eighth, to the payment to the Special Limited Partner of an amount equal to $500 minus any prior distributions made to it under this Clause Eighth, but never an amount less than zero;

    Ninth, to the payment to the Investment Limited Partners of an amount equal to their respective Invested Amounts and to the repayment to any other Limited Partner of its paid-in Capital Contribution, in each case minus the amount of any prior distributions made to such Partner under this Clause Ninth, but never an amount less than zero;

    Tenth, to the payment to the General Partners of an amount equal to their paid-in Capital Contributions minus the amount of any prior distributions made to them under this Clause Tenth, but never an amount less than zero;

    Eleventh, except in the case of a refinancing of a Permanent Mortgage, to each Partner in an amount equal to the positive balance, if any, in such Partner's Capital Account as of the date of the Capital Transaction which gives rise to the distribution, adjusted for operations and distributions to that date, after the allocation of any profits realized from the Capital Transaction which shall have given rise to the distribution; and

    Twelfth, any balance to each class of Partners in the percentage shares set forth in Section 10.1(b) Clause Sixth as to profits.

    10.3  Distributions Upon Dissolution

    (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.1(b) and 10.3(b). In the event that the Managing General Partner or an Additional Limited Partner has a negative balance in its Capital Account following the liquidation of the Partnership or such Partner's Interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such Partner shall pay to the Partnership in cash an amount equal to the negative balance in such Partner's Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

    (b) With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1(b), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Treasury Regulation Section 1.704-1(b). This Section 10.3(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investment Limited Partners.

    10.4  Special Provisions

    (a) Except as otherwise provided in this Agreement, all profits, tax-exempt income, losses, non-deductible non-capitalized expenditures, tax credits and cash distributions shared by a class of Partners shall be shared by each Partner in the ratio of such Partner's paid-in Capital Contribution to the paid-in Class Contribution of the class of Partners of which such Partner is a member.

    (b)  Notwithstanding the foregoing provisions in this Article X:

    (i) If (a) the Partnership incurs recourse obligations or Partner Non-Recourse Debt (including, without limitation, Subordinated Loans) or (b) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively, "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations shall be allocated to the General Partners ; and second, the balance of such deductions shall be allocated as provided in
Section 10.1(a).

    (ii) If any profit arises from the sale or other disposition of any Partnership asset which shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such ordinary income shall be allocated among the Partners in the proportions that the Partnership deductions from the depreciation giving rise to such recapture were actually allocated. In the event that subsequently-enacted provisions of the Code result in other recapture income, no allocation of such recapture income shall be made to any Partner who has not received the benefit of those items giving rise to such other recapture income.

    (iii) If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Apartment Complex and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.2(b) or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Part-ners in the following manner. On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on
Section 10.2(b) or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

    (iv) Income, gain, loss and deduction with respect to any asset which has a variation between its Adjusted Asset Value and its basis computed for Federal income tax purposes shall be shared among the Partners for Federal income tax purposes so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3 using the traditional method.

    (v) The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). In computing profits and losses, items of gain, loss and deduction shall be computed based upon the Adjusted Asset Value of the Partnership's assets rather than upon the asset's adjusted basis for federal income tax purposes, and, in particular, the amount of any deductions for depreciation or amortization with respect to an asset for any period shall equal such asset's Adjusted Asset Value multiplied by a fraction the numerator of which shall be the amount of depreciation or amortization with respect to such asset allowable for federal income tax purposes for such period and the denominator of which shall be such asset's adjusted basis for federal income tax purposes. Profits and losses for tax purposes shall be allocated in the same manner as set forth in this Article X, except as provided in Section 10.4(b)(iv).

    (vi) If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year, before any other allocation of Partnership items for such taxable year. A Partner shall not be subject to this mandatory allocation of income or gain to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2)-(5) applies. All allocations pursuant to this Section 10.4(b)(vi) shall be in accordance with Treasury Regulation Section 1.704-2(f). This provision is a "minimum gain chargeback" within the meaning of Treasury Regulation
Section 1.704-2(f) and shall be construed so as to be interpreted as such.

    (vii) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(h)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) applies. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under Section 704 of the Code.

    (viii) If a Limited Partner unexpectedly receives (a) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made (1) pursuant to Section 704(e)(2) of the Code to a donee of an Interest, (2) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or (3) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (b) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) the amount of such Partner's obligation, if any, to restore a negative balance in such Partner's Capital Account, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this
Section 10.4(b)(viii), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

    (ix) In the event that any fee payable to any General Partner or any Affiliate thereof shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

    (x) In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

              (1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

              (2) Capital Accounts shall be reduced by distributions of Cash Flow under Section 10.2(a).

              (3) Capital Accounts shall be reduced by distributions from Capital Transactions under Section 10.2(b).

              (4) Capital Accounts shall be increased by any minimum gain chargeback under Section 10.4(b)(vi) or 10.4(b)(vii).

              (5) Capital Accounts shall be increased by any qualified income offset under Section 10.4(b)(viii).

              (6) Capital Accounts shall be increased by allocations of profits under Section 10.1(a).

              (7) Capital Accounts shall be reduced by allocations of losses under Section 10.1(a).

              (8) Capital Accounts shall be reduced by allocations of losses under Section 10.1(b).

              (9) Capital Accounts shall be increased by allocations of profits under Section 10.1(b).

    (xi) To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amounts they would have reflected if adjustments required by Sections 10.4(b)(vi), 10.4(b)(vii) and 10.4(b)(viii) had not occurred.

10.5.  Authority of the Administrative General Partner to Vary
Allocations to Preserve and Protect Partners' Intent.

    (a) It is the intent of the Partners that each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalized expenditures and credits (and items thereof) shall be determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, the Administrative General Partner is hereby authorized and directed to allocate profits, tax-exempt income, losses, non-deductible non-capitalized expenditures and credits (and items thereof) arising in any year differently than otherwise provided for in this Agreement to the extent that allocating profits, tax-exempt income, losses, non-deductible non-capitalized expenditures or credits (or any item thereof) in the manner provided for herein would cause the determinations and allocations of each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalized expenditures or credits (or any item thereof) not to be permitted by Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 10.5 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Partner shall be required.

    (b)  In making any allocation (the "New Allocation") under
Section 10.5(a), the Administrative General Partner is authorized to act only after having been advised in writing by the Tax Accountants that, under
Section 704(b) of the Code and the Treasury Regulations thereunder, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then-current year or in any preceding year, each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalized expenditures and credits (or any item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

    (c) If the Administrative General Partner is required by Section 10.5(a) to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for herein, then the Administrative General Partner is authorized and directed, only after having been advised in writing by the Tax Accountants that such an allocation is permitted by Section 704(b) of the Code, to allocate profits, tax-exempt income, losses, non-deductible non-capitalized expenditures and credits (and any item thereof) arising in later years in such manner so as to bring the allocations of profits, tax-exempt income, losses, non-deductible non-capitalized expenditures and credits (and each item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Agreement.

    (d)  New Allocations made by the Administrative General Partner under
Section 10.5(a) and Section 10.5(c) in reliance upon the advice of the Tax Accountants shall be deemed to be made pursuant to the fiduciary obligation of the Administrative General Partner to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.


ARTICLE XI

Management Agent

    A.   The Administrative General Partner shall engage the Management
Agent to manage the Apartment Complex pursuant to the Management Agreement. The Management Agent shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by each Agency and/or Lender whose consent thereto is required or, when the Apartment Complex is not subject to any such Agency or Lender consent, in accordance with a reasonable and competitive fee arrangement. The Administrative General Partner, acting on behalf of the Partnership, may terminate the Management Agreement with the Management Agent at any time upon thirty (30) days' written notice. The Managing General Partner shall for a thirty (30)-day period prior to any appointment of a Management Agent have the right to review and approve the Administrative General Partner's selection of such Management Agent; provided, however, that such right of review and approval shall not apply with respect to the appointment as Management Agent of either Vierra Moore Santos Management Services, Inc., a California corporation or Gatehouse Management, Inc., a Rhode Island corporation. The Managing General Partner shall not unreasonably withhold, condition or delay its approval of any Management Agent appointed by the Administrative General Partner. Any dispute as to the appointment of a Management Agent between the Administrative General Partner and the Managing General Partner shall be settled by arbitration in accordance with the arbitration rules of the American Arbitration Association then in effect in Boston, Massachusetts. The expenses of arbitration shall be born equally by the Administrative General Partner and the Managing General Partner.

    B.   1.   Notwithstanding the foregoing, however, should any
Investment General Partner or an Affiliate thereof perform property management services for the Partnership, property management, rent-up or leasing fees shall be paid to such Investment General Partner or such Affiliate only for services actually rendered and shall be in an amount equal to the lesser of
(i) fees competitive in price and terms with those of non-affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership, or (ii) 5% of the gross revenues of the Apartment Complex. No duplicate property management fees shall be paid to any Person.

         2. Also, notwithstanding the foregoing, however, should any Sponsor of an Investment Limited Partner or an Affiliate thereof perform property management services for the Partnership, the Management Fee paid to such Sponsor or its Affiliate (including all rent-up, leasing, and re-leasing fees and bonuses, and leasing related services, paid to any Person) may not exceed the lesser of (i) five per cent (5%) of the gross revenues from the property being managed or (ii) the fees which are competitive for similar services in the same geographic area. Included in such fees shall be bookkeeping services and fees paid to non-related Persons for property management services. The amount of the fee will be based upon, if competitive, the kind of property management services performed by such Sponsor for various types of rental properties and lease arrangements. This
Article XI.B. prohibits such Sponsor from receiving fees for the same service for which the Apartment Complex has incurred costs to any other Person. The salary and fringe benefits of the on-site property personnel may be separately charged, as an operating expense, so long as such manager is not an officer, director, or controlling person of such Sponsor. This Article XI.B. shall not preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed Apartment Complex if such service is not included in the Purchase Price paid by the Partnership. New construction could include a total rehabilitation.

    C. If (i) the Management Agent is a General Partner or an Affiliate of a General Partner, and (a) the Apartment Complex shall be subject to a substantial building code violation which shall not have been cured within six months after notice from the applicable governmental agency or department or
(b) the Partnership shall not have Cash Flow of at least $7,000 during any year after 1991, or (ii) an Event of Bankruptcy shall occur with respect to the Management Agent, or (iii) the Management Agent shall commit willful misconduct or gross negligence in its conduct of its duties and obligations under the Management Agreement, then, upon request by any Investment Limited Partner and subject to any Agency and/or Lender approval, if required, the Administrative General Partner must promptly cause the Partnership to terminate the Management Agreement with the Management Agent and appoint a new Management Agent which new Management Agent may be an Affiliate of a General Partner. Subject to Agency and/or Lender approval, if required, the Partnership shall not enter into any future management arrangement unless such arrangement is terminable upon the occurrence of the events described in this
Article XI.

    D. The Administrative General Partner shall have the duty to manage the Apartment Complex during any period when there is no Management Agent.


ARTICLE XII

Books and Records, Accounting, Tax Elections, Etc.

    12.1  Books and Records

    The Partnership shall maintain all books and records which are required under the Uniform Act or by any governmental agency having jurisdiction and may maintain such other books and records as the General Partners in their discretion deem advisable. Every Limited Partner, or its duly authorized representatives, shall at all times have access to the records of the Partnership at the principal office of the Partnership at any and all reasonable times, and may inspect and copy any of such records. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

    12.2  Bank Accounts

    The bank accounts of the Partnership shall be maintained in the Partnership's name with such financial institutions as the Administrative General Partner shall determine. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Administrative General Partner may determine. All deposits (including security deposits and other funds required to be escrowed by any Agency or Lender) and other funds not needed in the operation of the business shall be deposited, if required by applicable law and to the extent permitted by applicable Agency, Lender or Mortgage requirements, in interest-bearing accounts or invested in United States Government obligations maturing within one year.

    12.3  Auditors

    (a) The Auditors shall prepare, for execution by the Administrative General Partner, all tax returns of the Partnership. Prior to the filing of the Partnership tax returns, and in no event later than February 1 of each year, the Auditors shall deliver the tax returns for such year to the Tax Accountants for their review and comment. If a dispute arises between the Auditors and the Tax Accountants over the proper preparation of the tax returns, which cannot be resolved, then the Tax Accountants shall make the final decision on whether any changes are necessary. The Partnership shall reimburse BCCLP for all costs and expenses paid to the Tax Accountants for the aforementioned services.

    (b) The Auditors shall audit and certify all annual financial reports to the Partners in accordance with generally accepted auditing standards.

    (c) In the event that the Auditors fail to perform their duties on a timely basis, the Special Limited Partner may require the removal thereof and the Special Limited Partner reserves the right to approve the replacement thereof. If a dispute arises between the Special Limited Partner and the Administrative General Partner with respect to the replacement of the Auditor, such dispute will be subject to resolution by an arbitration proceeding conforming to the rules of the American Arbitration Association, the decision of which shall be final and binding, and the cost of which shall be borne equally by the Special Limited Partner and the Administrative General Partner.

    12.4  Cost Recovery and Elections

    (a) With respect to all depreciable assets for which cost recovery deductions are permitted, the Partnership shall elect to use, so far as permitted by the provisions of the Code, accelerated cost recovery methods. However, the Partnership may change to another method of cost recovery if such other method is, in the opinion of the Auditors, more advantageous to the Investment Limited Partners and the limited partners and/or holders of beneficial assignee certificates thereof.

    (b) Subject to the provisions of Section 12.5, all other elections required or permitted to be made by the Partnership under the Code shall be made by the Administrative General Partner in such manner as will, in the opinion of the Auditors, be most advantageous to the Investment Limited Partners and the limited partners and/or holders of beneficial assignee certificates thereof.

    12.5  Special Basis Adjustments

    In the event of a transfer of all or any part of any Interest of an Investment Limited Partner or a transfer of all or any part of an interest of a partner and/or a holder of a beneficial assignee certificate of an Investment Limited Partner, the Partnership shall elect upon the request of such Investment Limited Partner, pursuant to Section 754 of the Code, to adjust the basis of the Partnership property. Any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner or partner or holder of beneficial assignee certificate thereof. Each Partner will furnish the Partnership all information necessary to give effect to such election.

    12.6  Fiscal Year

    The fiscal and tax year of the Partnership shall be the calendar year. The books of the Partnership shall be kept on an accrual basis.

    12.7  Information to Partners

    (a) The Administrative General Partner shall cause to be prepared and distributed to all Persons who were Partners at any time during a fiscal year of the Partnership:

    (i) Within forty-five (45) days after the end of each fiscal year of the Partnership, (A) a balance sheet as of the end of such fiscal year, a statement of income, a statement of Partners' equity, and a statement of cash flows, each for the year then ended, all of which, except the statement of cash flows, shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Auditors containing an opinion of the Auditors, and (B) a report of the activities of the Partnership during the period covered by the report. With respect to any distribution to the Investment Limited Partners, the report called for shall separately identify distributions from (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves,
(3) proceeds from disposition of property and investments, (4) lease payments on net leases with builders and sellers, (5) reserves from the gross proceeds of the Capital Contributions of the Investment Limited Partners, (6) borrowed monies, and (7) transactions outside of the ordinary course of business with a description thereof.

    (ii) Within thirty (30) days after the end of each fiscal year of the Partnership, all information which is necessary, in the view of the Tax Accountants, for the preparation of the Limited Partners' Federal income tax returns.

    (iii) Within thirty (30) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

    (A)  a balance sheet, which may be unaudited; and

    (B) a statement of income for the quarter then ended, which may be unaudited;

    (C) a Cash Flow statement for the quarter then ended, which may be unaudited;

    (D) a low-income housing credit monitoring form, rent rolls and occupancy/rental report in the form specified by BCCLP;
and

    (E) all other information which would be pertinent to a reasonable investor regarding the Partnership and its activities during the quarter covered by the report.

    (b) Within sixty (60) days after the end of each fiscal year of the Partnership a copy of the annual report to be filed with the United States Treasury concerning the status of the Apartment Complex as low-income housing and, if required, a certificate to the appropriate state agency concerning the same.

    (c) Upon the written request of any Investment Limited Partner for further information with respect to any matter covered in items (a) or (b) above, the Administrative General Partner shall furnish such information within 30 days of receipt of such request.

    (d) Prior to October 15 of each year, the Partnership shall send to each Investment Limited Partner an estimate of such Investment Limited Partners' share of the tax credits, profits and losses of the Partnership for Federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the Administrative General Partner and the Auditors.

    (e)  Within 15 days after the end of any calendar quarter during which:

    (i) there is a material default by the Partnership under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

    (ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

    (iii) the Administrative General Partner or the Managing General Partner has received any notice of a material fact which may substantially affect further distributions, or

    (iv) any Partner has pledged or collaterized his Interest in the Partnership,

the Administrative General Partner shall send the Investment Limited Partners a detailed report of such event.

    (f) The Partnership shall send to the Investment Limited Partners, on or before the tenth day of each month, the monthly housing credit monitoring form, and copies of all applicable periodic reports covering the status of project operations from the previous period, as may be required by any Agency or Lender.

    (g) On or before February 15, May 15 and September 15 of each year, the Partnership shall send to the Investment Limited Partners a report on operations, in the form supplied by the Investment Limited Partners.

    (h) Upon receipt, the Partnership shall send to each of the Investment Limited Partners copies of the Form(s) 8609 evidencing each 1993 Federal Credit.

    (i) The Administrative General Partner shall cause to be prepared and delivered to the Class D Limited Partner within 60 days of the Sixth Admission Date the following items:

    (i) An unaudited statement of income of the Partnership for the year (or such shorter period as there may be from the date of the most recent audited statement of income of the Partnership) ended on the date upon which the Class D Limited Partner acquired its Interest in the Partnership; and

    (ii) An audited statement of income of the Partnership for fiscal year 1994.

    (j) If the Administrative General Partner does not cause the Partnership to fulfill its obligations under Section 12.7(a)(i) and/or
Section 12.7(a)(ii) within the time periods set forth therein, the Administrative General Partner shall pay as damages the sum of $500 per day (plus interest at a rate equal to the general base rate of interest established by The First National Bank of Boston or its successors and assigns and announced by it as the rate charged by it to its prime commercial customers on short-term unsecured borrowings as its "base rate" from time to time in effect plus 3%) to the Investment Limited Partners (in proportion to their respective agreed-to Capital Contributions) until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the Administrative General Partner, and failure to so pay shall constitute a material default of the Administrative General Partner hereunder. In addition, if the Administrative General Partner shall so fail to pay, the Administrative General Partner and its Affiliates shall forthwith cease to be entitled to the payment of the Annual Partnership Management Fee and to the payment of any Cash Flow to which they may otherwise be entitled hereunder. Such payments of the Annual Partnership Management Fee and Cash Flow shall be restored only upon the payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the Annual Partnership Management Fee and Cash Flow otherwise due to the Administrative General Partner or its Affiliates.

    12.8  Expenses of the Partnership

    (a) All expenses of the Partnership shall be billed directly to and paid by the Partnership. A Sponsor may be reimbursed for the actual cost of goods and materials used for or by the Partnership; provided, however, that unless the Sponsor purchases the goods and materials on behalf of the Partnership from an independent third party, the reimbursement to the Sponsor therefor shall not exceed the lesser of the cost of such goods to the Sponsor or ninety per cent (90%) of the competitive price which would be charged by non-affiliated persons, delivered to the Partnership. If the Sponsor purchases goods or materials which are used by the Partnership from an independent third party, the Sponsor may be reimbursed at its cost. "Cost" includes the price of goods and materials paid to independent third parties, and direct costs incurred by the Sponsor in the transaction, including overhead directly attributable to the transaction but excluding general or administrative overhead. No reimbursement shall be permitted for services for which the Sponsor or Affiliate thereof is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:

    (i) rent or depreciation, utilities, capital equipment, other administrative terms; and

    (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any controlling persons of the Sponsor. Controlling person, for purpose of this Section 12.8, includes, but is not limited to, any Person, whatever his or her title, who performs functions for the Sponsor similar to those of:

    (A)  Chairman or member of the board of directors;

    (B) Executive Management, such as the President, Vice-President or Senior Vice-President, Corporate Secretary, or Treasurer;

    (C) Senior Management, such as the Vice-President of an operating division who reports directly to Executive Management; or

    (D) Those holding five per cent (5%) or more equity interest in the Sponsor or a Person having the power to direct or cause the direction of the Sponsor, whether through the ownership of voting securities, by contract, or otherwise.

    (b)  Except in extraordinary circumstances, no Investment General
Partner or any Affiliate thereof shall be permitted to contract or otherwise deal with the Partnership for the sale of goods or services or the lending of money to the Partnership or the General Partners, except for (i) management services, subject to the restrictions set forth in Article XI.C., (ii) loans made by, or guaranteed by, an Investment General Partner or any of its Affiliates, and (iii) those dealings, contracts or provision of services described in the partnership agreement of any Investment Limited Partner or in
the Prospectus.   Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. It is hereby agreed by the Partners and the Previous General Partners that the circumstances regarding the rehabilitation of the Apartment Complex constituted extraordinary circumstances. All services rendered under such circumstances must be rendered pursuant to a written contract which must contain a clause allowing termination without penalty on sixty (60) days' notice, with any such services provided pursuant to this Agreement being so terminable. Goods and services provided under such circumstances must be provided at the lesser of actual cost or the price charged for such goods or services by independent parties.

    (c)  In the event extraordinary circumstances arise, an Investment
General Partner and its Affiliates may provide construction services in connection with the Apartment Complex. Neither any Investment General Partner nor any Affiliates of any Investment General Partner shall provide such services unless it believes it has adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of any Investment Limited Partner. Any such services must be reasonable for and necessary to the Investment Limited Partners, actually furnished to the Investment Limited Partners, and provided at the lower of 10% of the construction contract rate with respect to the Apartment Complex or 90% of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of costs or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services or other method of allocation acceptable to the accountants for the Investment Limited Partners.

    (d)  All construction services provided by an Investment General
Partner or any Affiliate thereof pursuant to Section 12.8(c) must be rendered pursuant to a written contract which precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty upon sixty (60) days' notice to such Investment General Partner by a vote of a majority in interest of the limited partners and assignees of beneficial interests in any Investment Limited Partner.

    (e) No compensation or fees may be paid by the Partnership to an Investment General Partner or any Affiliate thereof except as described in the Investment Partnership Agreement or in the Prospectus.


ARTICLE XIII

General Provisions

    13.1  Restrictions by Reason of Section 708 of the Code

    No Disposition may be made if the Interest sought to be Disposed of, when added to the total of all other Interests Disposed of within the period of twelve consecutive months prior to the proposed date of the Disposition, could, in the opinion of tax counsel to the Partnership, result in the termination of the Partnership under Section 708 of the Code. This
Section 13.1 shall have no application to any required repurchase of the Investment Limited Partners' Interests. Any Disposition in contravention of any of the provisions of this Section 13.1 shall be void ab initio and ineffectual and shall not bind or be recognized by the Partnership. Notwithstanding the foregoing provisions of this Section 13.1, however, the Investment Limited Partners may waive the provisions of this Section 13.1 at any time as to a Disposition or series of Dispositions, and in the event of such a waiver, this Section 13.1 shall have no force or effect upon such Disposition or series of Dispositions.

    13.2  Amendments to Certificate

    Within 120 days after the end of any fiscal year in which the Investment Limited Partners shall have received any distributions under Article X, the Administrative General Partner shall file an amendment to the Certificate reducing by the amount of its allocable share of such distribution the amount of Capital Contribution of each Investment Limited Partner as stated in the last previous amendment to the Certificate. However, Schedule A shall not be amended on account of any such distribution.

    The Partnership shall amend the Certificate at least once each calendar quarter to effect the substitution of substituted Limited Partners, although the Administrative General Partner may elect to do so more frequently. In the case of assignments, where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize the assignment not later then the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith hereunder.

    Notwithstanding the foregoing provisions of this Section 13.2, no such amendments to the Certificate need be filed by the Administrative General Partner if the Certificate is not required to and does not identify the Limited Partners or their Capital Contributions in such capacity.

    13.3  Notices

    Any notice called for under this Agreement shall be in writing and shall be deemed adequately given if actually delivered or if sent by registered or certified mail, postage prepaid, to the party for whom such notice is intended at such party's last address of record on the Partnership books.

    13.4  Word Meanings

    The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, and each gender (masculine, feminine and neuter) shall include the other genders, unless the context requires otherwise. Each reference to a "Section" or an "Article" refers to the corresponding Section or Article of this Agreement, unless otherwise specified. References to Treasury Regulations (permanent or temporary) or Revenue Procedures shall include any successor provisions.

    13.5  Binding Effect

    The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

    13.6  Applicable Law

    This Agreement shall be construed and enforced in accordance with the laws of the State.

    13.7  Counterparts

    This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart, except that no counterpart shall be binding unless signed by a General Partner.

    13.8  Financing Regulations

    So long as any of the Project Documents are in effect, the General Partners covenant to act in accordance with the Project Documents.

    13.9  Separability of Provisions

    Each provision of this Agreement shall be considered separable and
(a) if for any reason any provision is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (b) if for any reason any provision would cause any Investment Limited Partner to be bound by the obligations of the Partnership (other than the rules and regulations of an Agency and the requirements of any Lender), such provision or provisions shall be deemed void and of no effect.

    13.10  Paragraph Titles

    All article and section headings in this agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

    13.11  Amendment Procedure

    This Agreement may be amended by the General Partners only with the Consent of the Investment Limited Partners.

    13.12  Time of Admission

    The Class A Limited Partner and the Class B Limited Partner were deemed to have been admitted to the Partnership as of the First Commencement Date for all purposes of this Agreement, including Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Class A Limited Partner and/or the Class B Limited Partner be deemed admitted on a date other than as of the First Commencement Date, then the Administrative General Partner shall select a permitted admission date which is most favorable to the Class A Limited Partner and/or the Class B Limited Partner,
as the case may be.   The Class C Limited Partner was deemed to have been
admitted to the Partnership as of the Second Commencement Date for all purposes of this Agreement, including Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Class C Limited Partner be deemed admitted on a date other than as of the Second Commencement Date, then the Administrative General Partner shall select a permitted admission date which is most favorable to the Class C Limited Partner. The Special Limited Partner was deemed to have been admitted to the Partnership as of the Third Commencement Date for all purposes of this Agreement, including Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Special Limited Partner be deemed admitted on a date other than as of the Third Commencement Date, then the Administrative General Partner shall select a permitted admission date which is most favorable to the Special Limited Partner. The Administrative General Partner was deemed to have been admitted to the Partnership as of the Fourth Commencement Date for all purposes of this Agreement, including
Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Administrative General Partner be deemed admitted on a date other than as of the Fourth Commencement Date, then the Administrative General Partner shall select a permitted admission date which is most favorable to the Administrative General Partner. The Managing General Partner was deemed to have been admitted to the Partnership as of the Fifth Commencement Date for all purposes of this Agreement, including Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Managing General Partner be deemed admitted on a date other than as of the Fifth Commencement Date, then the Administrative General Partner shall select a permitted admission date which is most favorable to the Managing General Partner. The Class D Limited Partner was deemed to have been admitted to the Partnership as of the Sixth Commencement Date for all purposes of this Agreement, including Article X hereof; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Class D Limited Partner be deemed admitted on a date other than as of the Sixth Commencement Date, then the Administrative General Partner shall select a permitted admission date which is most favorable to the Class D Limited Partner.



    WITNESS the execution hereof under seal as of the 1st day of January, 1996.



RESIGNING GENERAL PARTNERS
(EFFECTIVE AS OF PLAN
EFFECTIVE DATE):

JACK RILEY


By:  Annadale Housing Corporation,
    his Attorney-In-Fact


    By: /s/ Christopher W. Collins
         Christopher W. Collins,
         President

LEON INDART

By:  Annadale Housing Corporation,
    his Attorney-In-Fact


    By: /s/ Christopher W. Collins
         Christopher W. Collins,
         President


ADMINISTRATIVE GENERAL PARTNER:

ANNADALE HOUSING CORPORATION, a Massachusetts corporation


By: /s/ Christopher W. Collins
    Christopher W. Collins,
    President


MANAGING GENERAL PARTNER:

CIVIC CENTER BARRIO HOUSING
CORPORATION, a California
non-profit public benefit corporation


By: /s/ Helen R. Brown
   Helen R. Brown, President


CLASS A LIMITED PARTNER:

AMERICAN AFFORDABLE HOUSING III
LIMITED PARTNERSHIP,
 a Massachusetts limited
  partnership

By:  Boston Capital Associates
     Limited Partnership,
     a general partner

     By:  C & M Associates d/b/a
    Boston Capital Associates,
    its general partner


    By:  /s/ Bonnie Kate Fox
         Bonnie Kate Fox,
         Attorney-In-Fact for
         John P. Manning, a
         general partner

By: C & M Associates d/b/a
    Boston Capital Associates,
    a general partner


    By:  /s/ Bonnie Kate Fox
         Bonnie Kate Fox,
         Attorney-In-Fact for
         John P. Manning, a
         general partner

CLASS B LIMITED PARTNER:

BOSTON CAPITAL TAX CREDIT
FUND LIMITED PARTNERSHIP (Series 2), a Delaware limited partnership

By: Boston Capital Associates
    Limited Partnership,
    its general partner

     By: C & M Associates d/b/a
    Boston Capital Associates,
    its general partner


          By: /s/ Bonnie Kate Fox
         Bonnie Kate Fox,
         Attorney-In-Fact for
         John P. Manning, a
         general partner

CLASS C LIMITED PARTNER:

BOSTON CAPITAL TAX CREDIT
FUND LIMITED PARTNERSHIP (Series 5), a Delaware limited partnership

By: Boston Capital Associates
    Limited Partnership,
    its general partner

     By:  C & M Associates d/b/a
    Boston Capital Associates,
    its general partner


    By:  /s/ Bonnie Kate Fox
         Bonnie Kate Fox,
         Attorney-In-Fact for
         John P. Manning, a
         general partner


CLASS D LIMITED PARTNER:

BOSTON CAPITAL TAX CREDIT
FUND III L.P. (Series 17),
a Delaware limited partnership

By:  Boston Capital Associates
        III L.P., its general partner

     By: C & M Associates d/b/a
    Boston Capital Associates,
    its general partner

         By: /s/ Bonnie Kate Fox
               Bonnie Kate Fox,
               Attorney-In-Fact for
               John P. Manning, a
               general partner

SPECIAL LIMITED PARTNER:

BCTC 89, INC.


By: /s/ Bonnie Kate Fox
      Bonnie Kate Fox,
      Attorney-In-Fact for
      John P. Manning,
      President




ANNADALE HOUSING PARTNERS,
a California Limited Partnership

Schedule A

As of
January 1, 1996



General Partners                                              Capital
Contributions

Annadale Housing Corporation                                    $953,400.00
c/o Boston Capital Properties, Inc.
One Boston Place
Boston, MA 02108-4406

Civic Center Barrio
$10.00
  Housing Corporation
401 So. Bristol, Suite 6
Santa Ana, CA 92703

    TOTAL:                                                         $953,410.00
                                                                          ======
====


Special Limited Partner                                           Capital
                                                    Contribution

BCTC 89, Inc.                                                        $    100.00
c/o Boston Capital Partners, Inc.
========
One Boston Place
Boston, MA 02108-4406



Investment                                                      Capital
Limited Partners                                            Contribution

Class A Limited Partner:

American Affordable                                                 $517,061
 Housing III Limited
 Partnership
c/o Boston Capital
 Partners, Inc.
One Boston Place
Boston, MA  02108-4406


Class B Limited Partner:

Boston Capital Tax                                                  1,736,542
 Credit Fund Limited
 Partnership (Series 2)
c/o Boston Capital
 Partners, Inc.
One Boston Place
Boston, MA  02108-4406


Class C Limited Partner:

Boston Capital Tax                                                  $1,161,810
 Credit Fund Limited
 Partnership (Series 5)
c/o Boston Capital
 Partners, Inc.
One Boston Place
Boston, MA  02108-4406


Class D Limited Partner:

Boston Capital Tax                                               $1,269,300
 Credit Fund III L.P.
 (Series 17)
c/o Boston Capital
  Partners, Inc.
One Boston Place
Boston, MA  02108-4406


_________________

         Totals:                                                 $4,684,713



EXHIBIT A

LEGAL DESCRIPTION

    The land situated in the City of Fresno, County of Fresno, State of California, described as follows:

PARCEL 1:

    LOT 93 OF FRESNO COLONY, IN THE CITY OF FRESNO, STATE OF
CALIFORNIA, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 2
PAGE 8 OF PLATS, FRESNO COUNTY RECORDS.

    EXCEPTING THEREFROM THE NORTH 290 FEET OF THE WEST 300
FEET THEREOF.


PARCEL 2:

    THE NORTH 290 FEET OF THE WEST 300 FEET OF FRESNO COLONY,
COUNTY OF FRESNO, STATE OF CALIFORNIA, ACCORDING TO THE MAP
THEREOF RECORDED IN BOOK 2 PAGE 8 MAPS, FRESNO COUNTY RECORDS.